Exhibit 99.1

EXECUTION COPY

INVESTMENT AGREEMENT

by and among

REDDY ICE HOLDINGS, INC.,

REDDY ICE CORPORATION

and the Investor, as identified as such herein

Dated as of April 11, 2012

ii

iii

THIS INVESTMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 11, 2012, by and among (a) Reddy Ice Holdings, Inc., a Delaware corporation (and, to the extent it becomes such, as a debtor-in possession and as a reorganized debtor, as applicable, the “Company”), Reddy Ice Corporation, a Nevada corporation (and, to the extent it becomes such, as a debtor-in possession and as a reorganized debtor, as applicable, “Reddy Corp” and, together with the Company, each a “Reddy Party” and, collectively, the “Reddy Parties”), and (b) Centerbridge Capital Partners II, L.P., a Delaware limited partnership, and Centerbridge Capital Partners SBS II, L.P., a Delaware limited partnership (collectively, the “Investor”).  Capitalized terms used in this Agreement are defined in Article XII.

RECITALS

WHEREAS, the Reddy Parties intend to implement a financial restructuring (the “Restructuring”) of the existing debt, equity and other obligations of the Reddy Parties, which Restructuring will be consummated by commencing cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) to pursue confirmation of a chapter 11 plan of reorganization, substantially in the form attached hereto as Exhibit A (as it may be amended, supplemented or otherwise modified from time to time, together with the Plan Supplement and any other exhibits thereto, the “Plan”);

WHEREAS, subject to the entry of the Confirmation Order, the Company will be authorized to issue, on the effective date of the Plan (the “Effective Date”), new shares of 7.0% Series A Convertible Preferred Stock, par value $0.0001 per share, having the terms set forth in the Certificate of Designation attached hereto as Exhibit B (the “Series A Preferred”);

WHEREAS, pursuant to the terms of the Plan, the Company will conduct a rights offering, on the terms set forth herein and therein (the “Rights Offering”), by distributing to Eligible Holders in respect of their Allowed Second Lien Notes Claims non-transferable, non-certificated rights (“Rights”) to acquire an aggregate of 2,451,740.9 shares of Series A Preferred (the “Rights Offering Shares”) for the Exercise Price;

WHEREAS, to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, the Investor, directly or indirectly through one or more Affiliates, has agreed, among other things, to purchase on the Effective Date, and the Company agrees to sell to the Investor on the Effective Date, at the Exercise Price, the aggregate amount of Rights Offering Shares that have not been subscribed for by Eligible Holders by the Rights Offering Deadline (the “Unsubscribed Shares”);

WHEREAS, in the event that the Company enters into a definitive agreement to consummate the Arctic Acquisition, pursuant to this Agreement and subject to the terms, conditions and limitations set forth herein, the Investor, directly or indirectly through one or more Affiliates, has agreed, among other things, to purchase, and the Company has agreed to sell to the Investor, additional shares of Series A Preferred in connection with, and to finance, in part, the closing of the Arctic Acquisition; and

WHEREAS, in the event that an Arctic Termination event has occurred, pursuant to this Agreement and subject to the terms, conditions and limitations set forth herein, the Investor, directly or indirectly through one or more Affiliates, has agreed, among other things, to exchange a portion of the First Lien Notes held by the Investor (or one or more of its Affiliates or Related Funds) for, and the Company has agreed to issue to the Investor in exchange therefor, additional shares of Series A Preferred.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Reddy Parties and the Investor agree as follows.

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1             Rights Offering Shares.

(a)           The Company will commence the Rights Offering as promptly as practicable, but in any event within one Business Day, following the entry of the Rights Offering Order by the Bankruptcy Court.  The Rights Offering shall be conducted and consummated on the terms, subject to the conditions and limitations and in accordance with the procedures set forth on Exhibit C hereto (the “Rights Offering Procedures”).

(b)           On the terms, subject to the conditions and limitations, and in reliance on the representations and warranties, set forth in this Agreement, the Investor hereby agrees to, and to cause its Affiliates and Related Funds to, exercise in full all Rights distributed to the Investor and its Affiliates and Related Funds in the Rights Offering on the terms set forth in this Agreement, the Plan and the Rights Offering Procedures.

(c)           The Company hereby agrees and undertakes to deliver to the Investor, by facsimile transmission, a certification by an executive officer of the Company (including any supporting information reasonably requested by the Investor) of either (i) a true and accurate calculation of the number of Unsubscribed Shares, and the aggregate Exercise Price to be paid therefor (a “Purchase Notice”), or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the obligations of the Investor pursuant to Section 1.1(d) are terminated (a “Satisfaction Notice”), in either case as promptly as practicable after the Rights Offering Deadline and, in any event, at least five (5) Business Days prior to the Effective Date (the date of delivery of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

(d)           On the terms, subject to the conditions and limitations, and in reliance on the representations and warranties, set forth in this Agreement (including the entry of the Confirmation Order by the Bankruptcy Court and the Confirmation Order becoming a Final Order), the Investor hereby agrees to purchase on the Effective Date, and the Company hereby agrees to sell and issue to the Investor, at the Exercise Price, each of the Unsubscribed Shares.

(e)           On the terms, subject to the conditions and limitations, and in reliance on the representations and warranties, set forth in this Agreement (including the entry of the Confirmation Order by the Bankruptcy Court and the Confirmation Order becoming a Final Order), the Investor hereby agrees to purchase on the Effective Date, and the Company hereby agrees to sell and issue to the Investor, for an aggregate purchase price equal to the Investor Initial Closing Amount, the Investor Initial Closing Shares and the one authorized share of Class A Common Stock, par value $0.0001 per share, of the Company at the Initial Closing Date.  The Investor Initial Closing Shares, including the one authorized share of Class A Common Stock of the Company, that are to be purchased by the Investor pursuant to this Section 1.1(e), together with the Unsubscribed Shares that the Investor is required to purchase pursuant to Section 1.1(d), the shares of Series A Preferred to be purchased by the Investor pursuant to its exercise of Rights in the Rights Offering in accordance with Section 1.1(b) and the shares of Series A Preferred, if any, purchased by the Investor pursuant to Section 1.1(g) are referred to herein, collectively, as the “Investor Shares.”

(f)            All Series A Preferred shares to be issued to the Investor pursuant to Section 1.1(b), Section 1.1(d), Section 1.1(e), Section 1.1(g), Section 1.2, Section 1.3 or otherwise in connection with the Contemplated Transactions will be delivered to the Investor free and clear of any and all Encumbrances (other than those arising under the Stockholders Agreement or applicable securities Laws) with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company.

(g)           Notwithstanding anything to the contrary set forth herein, upon the request of the Company, the Investor may elect, in its sole discretion, to waive the conditions set forth in Section 6.1(l) and Section 6.1(m) and to consummate the Initial Closing (subject to the satisfaction (or waiver by the applicable party) of the other conditions set forth herein); provided, that (i) at such Initial Closing, on the terms, subject to the conditions and limitations, and in reliance on the representations and warranties, set forth in this Agreement (including the entry of the Confirmation Order by the Bankruptcy Court and the Confirmation Order becoming a Final Order), the Investor shall purchase, and the Company shall sell and issue to the Investor, for an aggregate purchase price equal to $17,500,000, all of the Rights Offering Shares and (ii) concurrently with or promptly thereafter, the Company shall commence and effectuate the Rights Offering in accordance with the Rights Offering Procedures and the Rights Offering Order as if the Company had not first issued or sold such offered Rights Offering Shares to the Investor.  In the event that any Eligible Holder duly and properly exercises their Rights in accordance with the Rights Offering Procedures and purchases their respective Rights Offering Shares in the Rights Offering, then the Company shall repurchase and redeem, at a price per share equal to the Exercise Price, a corresponding amount of Rights Offering Shares acquired by the Investor pursuant to this Section 1.1(g) and such repurchased shares shall be retired and cancelled without any further action by the Investor or the Company (other than the payment by the Company of such repurchase price and the delivery by the Investor of any share certificates, if applicable).

Section 1.2             Investor Acquisition Closing Shares.  In the event the Investor consents to the consummation of the Arctic Acquisition (which consent Investor may withhold in its sole and absolute discretion for any reason or for no reason), on the terms, subject to the conditions and limitations, and in reliance on the representations and warranties, set forth in this Agreement (including the entry of the Confirmation Order by the Bankruptcy Court and the Confirmation Order becoming a Final Order), the Investor hereby agrees to purchase from the Company at the Acquisition Closing, if any, and the Company hereby agrees to sell and issue to the Investor, for a price equal to the Investor Acquisition Closing Amount, the Investor Acquisition Closing Shares.

Section 1.3             First Lien Equitization Shares.  In the event of an Arctic Termination, on the terms, subject to the conditions and limitations, and in reliance on the representations and warranties, set forth in this Agreement (including the entry of the Confirmation Order by the Bankruptcy Court and the Confirmation Order becoming a Final Order), the Investor hereby agrees to acquire from the Company at the Equitization Closing, if any, and the Company hereby agrees to sell and issue to the Investor, the First Lien Equitization Shares, in exchange for First Lien Notes held by the Investor representing an aggregate amount in principal and accrued interest equal to $68,180,000 as of the Equitization Closing (the “Equitization Notes”), which First Lien Notes shall be cancelled concurrently therewith.  The transactions contemplated by this Section 1.3 are referred to herein as the “Investor Equitization.”

Section 1.4             Closings.

(a)           The Initial Closing.  The closing of the purchase and sale of the Investor Shares hereunder (the “Initial Closing”) will occur at 10:00 a.m., New York City time, on the Effective Date, subject to the satisfaction or waiver (by the party having the benefit of any such condition) of all conditions to closing set forth in Article VI (other than the conditions to be satisfied concurrently with the Initial Closing, which shall be satisfied or waived concurrently with the Initial Closing).  At the Initial Closing, (i) the Investor shall pay to the Company an amount equal to the product of (A) the number of Investor Shares and (B) the Exercise Price, by wire transfer of immediately available funds to an account designated by the Company at least two (2) Business Days prior to the anticipated Effective Date, and (ii) the Company shall deliver to the Investor (x) a certificate or certificates duly executed on behalf of the Company registered in the name of the Investor (or its designee) representing the Investor Shares and (y) such other certificates, counterparts to agreements, documents or instruments required by it to be delivered to the Investor pursuant to Article VI.  The agreements, instruments, certificates and other documents to be delivered at the Initial Closing by or on behalf of the Company will be delivered to the Investor at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 or such other location as may be mutually agreed upon by the Company and the Investor.  The date on which the Initial Closing occurs is the “Initial Closing Date.”

(b)           The Acquisition Closing.  In the event of the consummation of the Arctic Acquisition, the closing of the purchase and sale, if any, of the Investor Acquisition Closing Shares hereunder (the “Acquisition Closing”) will occur at 10:00 a.m., New York City time, on the date on which all conditions to closing set forth in Article VII

(other than the conditions to be satisfied concurrently with the Acquisition Closing, which shall be satisfied or waived concurrently with the Acquisition Closing) have been satisfied or waived (by the party having the benefit of any such condition) or such other date, time and place to which the Company and the Investor may agree in writing.  At the Acquisition Closing, if any, (i) the Investor shall pay to the Company an amount equal to the Investor Acquisition Closing Amount by wire transfer of immediately available funds to an account designated by the Company at least two (2) Business Days prior to the anticipated Acquisition Closing Date, and (ii) the Company shall deliver to the Investor (x) a certificate or certificates duly executed on behalf of the Company registered in the name of the Investor (or its designee) representing the Investor Acquisition Closing Shares and (y) such other certificates, counterparts to agreements, documents or instruments required by it to be delivered to the Investor pursuant to Article VII.  The agreements, instruments, certificates and other documents to be delivered at the Acquisition Closing by or on behalf of the Company will be delivered to the Investor at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 or such other location as may be mutually agreed upon by the Company and the Investor.  The date, if any, on which the Acquisition Closing occurs is the “Acquisition Closing Date.”

(c)           The Equitization Closing.  In the event of an Arctic Termination, the closing of the Investor Equitization, if any, hereunder (the “Equitization Closing” and, together with the Initial Closing and the Acquisition Closing, each a “Closing”) will occur at 10:00 a.m., New York City time, on the first Business Day immediately following the date on which (i) all conditions to closing set forth in Article VIII (other than the conditions to be satisfied concurrently with the Equitization Closing, which shall be satisfied or waived concurrently with the Equitization Closing) have been satisfied or waived (by the party having the benefit of any such condition) or such other date, time and place to which the Company and the Investor may agree in writing and (ii) either (x) subject to the Company’s compliance with the covenants and agreements with respect to the pursuit of the Arctic Acquisition that are set forth in this Agreement, the Plan and the Restructuring Support Agreement, a final determination is made by the Company, with the consent of the Investor in its sole discretion, to abandon or no longer pursue the potential Arctic Acquisition or (y) if earlier, an Arctic Acquisition being consummated by a third party (the events set forth in the foregoing clauses (ii), an “Arctic Termination”).  At the Equitization Closing, if any, (A) the Investor shall deliver the Equitization Notes to the Company, and (B) the Company shall deliver to the Investor (x) a certificate or certificates duly executed on behalf of the Company registered in the name of the Investor (or its designee) representing the First Lien Equitization Shares and (y) such other certificates, counterparts to agreements, documents or instruments required by it to be delivered to the Investor pursuant to Article VIII.  The agreements, instruments, certificates and other documents to be delivered at the Equitization Closing by or on behalf of the Company will be delivered to the Investor at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 or such other location as may be mutually agreed upon by the Company and the Investor.  The date, if any, on which the Equitization Closing occurs is the “Equitization Closing Date” (together with the Initial Closing Date and the Acquisition Closing Date, each a “Closing Date”).

(d)           Anything in this Agreement to the contrary notwithstanding (but without limiting the provisions of Section 11.4), the Investor, in its sole discretion, may designate that some or all of the Series A Preferred shares be issued in the name of, and delivered to, one or more of its Affiliates or Related Funds or any other Person, in each case over which the Investor, or any group of its Affiliates or Related Funds controlled by Investor, collectively exercise control.

Section 1.5             Transaction Expenses.

(a)           As part of the adequate protection required to be provided to the holders of the First Lien Notes and Second Lien Notes for the priming of their liens pursuant to the Debtors’ DIP Order (as defined in the Plan), all accrued and unpaid Transaction Expenses and Arctic Transaction Expenses shall be reimbursed or paid, as the case may be, after the Petition Date pursuant to the DIP Order and in accordance with the Approved Budget (as defined in the DIP Order).

(b)           Whether or not the Restructuring Transactions are consummated, the Reddy Parties hereby agree to reimburse or pay, as the case may be, all Transaction Expenses as follows: (i) all accrued and unpaid Transaction Expenses incurred prior to the Petition Date shall be paid after the Petition Date and after the Reddy Parties receive the initial funds pursuant to the DIP Order in accordance with the Approved Budget, (ii)  all accrued and unpaid Transaction Expenses incurred on and after the Petition Date shall be paid on a regular and continuing basis promptly (but in any event within five (5) Business Days) after invoices are presented to the Company without Bankruptcy Court review or further Bankruptcy Court order but in accordance with the Approved Budget, (iii) all then accrued and unpaid Transaction Expenses shall be paid in full on the Effective Date at the Initial Closing and (iv) upon termination of this Agreement, all accrued and unpaid Transaction Expenses incurred up to (and including) the date of such termination shall be paid in full promptly (but in any event within two (2) Business Days) after invoices are presented to the Company without Bankruptcy Court review or further Bankruptcy Court order but in accordance with the Approved Budget.  All Transaction Expenses of the Investor shall be paid to the Investor (or its designee) in cash by wire transfer of immediately available funds to the account(s) specified by the Investor.

(c)           Whether or not the Arctic Acquisition is consummated, the Reddy Parties hereby agree to reimburse or pay, as the case may be, in accordance with the Approved Budget, as applicable, all Acquisition Transaction Expenses as follows: (i) all accrued and unpaid Acquisition Transaction Expenses shall be paid in full on the Acquisition Closing Date at the Acquisition Closing, (ii) upon termination of this Agreement, all accrued and unpaid Acquisition Transaction Expenses incurred up to (and including) the date of such termination shall be paid in full promptly (but in any event within two (2) Business Days) after invoices are presented to the Company without Bankruptcy Court review or further Bankruptcy Court order and (iii) upon the occurrence of an Arctic Termination, all accrued and unpaid Acquisition Transaction Expenses incurred up to (and including) such date shall be paid in full promptly (but in any event within two (2) Business Days) after invoices are presented to the Company.  All Acquisition Transaction

Expenses shall be paid to the Investor (or its designee) in cash by wire transfer of immediately available funds to the account(s) specified by the Investor.

(d)           The terms set forth in this Section 1.5 shall survive termination of this Agreement and shall remain in full force and effect.  The obligations set forth in this Section 1.5 are in addition to, and do not limit, the Reddy Parties’ obligations under Article IX and Article X.

Section 1.6             Administrative Expense.  Amounts required to be paid by the Company pursuant to Section 1.5 shall constitute allowed superpriority administrative expenses under the Bankruptcy Code (which shall be an administrative expense claim of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE REDDY PARTIES

The Reddy Parties, jointly and severally, represent and warrant to the Investor as set forth below (except as disclosed in the Exchange Act Documents or provided in the Plan).

Section 2.1             Organization of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now conducted and is presently contemplated to be conducted.  The Company is duly qualified or registered to do business as a foreign entity and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification or registration, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 2.2             Capitalization of the Company.  As of the Effective Date, the authorized capital stock of the Company will consist entirely of the New Common Stock and the Series A Preferred, the number of authorized shares of which shall be as set forth in the certificate of incorporation of the Company, as amended to reflect the terms set forth on the applicable exhibit to the Plan (the “Effective Date Charter”).  As of the Effective Date, the only shares of New Common Stock and Series A Preferred that shall be issued and outstanding shall be those shares of New Common Stock and Series A Preferred that shall have been issued in accordance with this Agreement and the Plan.  Except as set forth on Schedule 2.2 hereto, as of the Effective Date, there will be no options, warrants, securities or rights that are or may become exercisable or exchangeable for, convertible into, or that otherwise give any Person any right to acquire, shares of capital stock or other securities of the Company or to receive payments based in whole or in part upon the value of the capital stock of the Company, whether pursuant to a phantom stock plan or otherwise.  As of the Effective Date, and except as provided hereunder or contemplated by the Plan, there will be no Contracts relating to the issuance, grant, sale or transfer of any equity securities, options, warrants, convertible securities or other securities of the Company.  Except as contemplated by the Plan, as of the Effective Date, there will be no Contracts of the Company to repurchase, redeem or otherwise acquire any of its equity securities, options, warrants, convertible securities or other securities and, other than pursuant to the Stockholders Agreement, the Company will not have granted any registration rights with respect to any of its securities or any securities of any of its Subsidiaries.  As of the Effective Date, all of the outstanding shares of New Common Stock and Series A Preferred will have been duly authorized and validly issued, fully paid and nonassessable, and will not be issued in violation of the Securities Act or any other applicable Laws (including state “blue sky” Laws).

Section 2.3                                    Organization and Capitalization of the Subsidiaries.

(a)                                 Schedule 2.3(a) hereto sets forth the name and jurisdiction of incorporation or organization (as applicable) of each Subsidiary of the Company.  The Company or one or more of its Subsidiaries, as the case may be, beneficially owns all of the outstanding shares of capital stock or other equity securities (or any securities convertible into or exercisable for any such securities) of each of its Subsidiaries.  Except as set forth on Schedule 2.3(a), (i) the Company does not have any direct or indirect equity or ownership interest of any corporation, partnership, limited liability company or other Person or business and (ii) neither the Company nor any of its Subsidiaries has any Contract to directly or indirectly acquire any equity or other ownership interest in any Person or business.

(b)                                 Each Subsidiary is a corporation or limited liability company (as applicable), duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization (as applicable), with full corporate or limited liability company (as applicable) power and authority to conduct its business as it is now conducted, and to own or use the properties and assets that it purports to own or use.  Each Subsidiary is duly qualified or registered to do business as a foreign corporation or limited liability company (as applicable) and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification or registration, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)                                  All of the outstanding capital stock or other securities of each Subsidiary directly or indirectly owned by the Company have been duly authorized and validly issued and are fully paid and nonassessable and the Company has good and marketable title to such capital stock or other equity securities, free and clear of all Encumbrances.  There are, and there will be on the Effective Date, no options, warrants, securities or rights that are or may become exercisable or exchangeable for, convertible into, or that otherwise give any Person any right to acquire shares of capital stock or other securities of any Subsidiary or to receive payments based in whole or in part upon the value of the capital stock of any Subsidiary, whether pursuant to a phantom stock plan or otherwise.  There are no Contracts relating to the issuance, grant, sale or transfer of any equity securities, options, warrants, convertible securities or other securities of any Subsidiary.  There are, and there will be on the Effective Date, no outstanding Contracts of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any equity securities, options, warrants, convertible securities or other securities of any Subsidiary and no Subsidiary will have granted any registration rights with respect to any of its securities.

Section 2.4                                    Authority; No Conflict.

(a)                                 The Company and each of its Subsidiaries has the requisite corporate or limited liability company (as applicable) power and authority (i) to enter into, execute and deliver this Agreement and the Plan and (ii) subject to entry by the Bankruptcy Court of the Agreement Order and the Confirmation Order, to consummate the Contemplated Transactions, and has taken all necessary corporate or limited liability action required for (x) the due authorization, execution and delivery of this Agreement, (y) the due authorization, execution and filing with the Bankruptcy Court of the Plan and (z) the performance and consummation of the Contemplated Transactions.  This Agreement has been duly executed and delivered by the Company and its Subsidiaries, and, subject (only after the Petition Date) to the entry of the Agreement Order, this Agreement constitutes the legal, valid and binding obligation of the Company and its Subsidiaries, enforceable against the Company and its Subsidiaries in accordance with its terms.  The Plan has been duly executed and delivered by the Company and its Subsidiaries, and, subject to entry of the Confirmation Order, the Plan constitutes the legal, valid and binding obligation of the Company and its Subsidiaries, enforceable against the Company and its Subsidiaries in accordance with its terms.

(b)                                 Neither the execution and delivery of this Agreement or the Plan nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

(i)                                     contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries, or (B) any resolution adopted by the board of directors (or similar governing body) or the equityholders or members of the Company or any of its Subsidiaries;

(ii)                                  contravene, conflict with or result in a violation of any existing Law as in effect on the date of this Agreement or as in effect on the Effective Date to which the Company or any of its Subsidiaries, or any of the properties, assets, rights or interests owned or used by the Company or any of its Subsidiaries, may be subject;

(iii)                               subject to the entry by the Bankruptcy Court of the Agreement Order and the Confirmation Order, contravene, conflict with or result in a violation or breach of any provision of, or give rise to any right of termination, acceleration, modification or cancellation, or any other right detrimental to the Company or any of its Subsidiaries, under, any Contract to which the Company or any of its Subsidiaries is a party or which any of the Company’s or any of its Subsidiaries’ properties or assets are bound; or

(iv)                              result in the imposition or creation of any Encumbrance upon or with respect to any of the assets, properties, rights or businesses owned or used by the Company or any of its Subsidiaries;

except, in the case of clauses (ii), (iii) and (iv), where such occurrence, event or result would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except (i) as set forth on Schedule 2.4(c), (ii) for any notices, filings or Consents required (A) by the Commission or the Bankruptcy Court, (B) to comply with the applicable requirements of the HSR Act and the Investment Canada Act, (C) the applicable requirements of antitrust or other competition laws of other jurisdictions which, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (D) in connection with the Arctic Acquisition and (iii) where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries will be required to give any notice to, make any filing with or obtain any Consent from, any Person (including any Governmental Body other than the Commission and the Bankruptcy Court) in connection with the execution and delivery of this Agreement or the execution and filing with the Bankruptcy Court of the Plan, or the performance or consummation of any of the Contemplated Transactions.

(d)                                 Neither the Company nor any of its Subsidiaries is in violation of its respective Organizational Documents.

Section 2.5                                    Legal Proceedings.  Except as set forth on Schedule 2.5 hereto, there are no pending, outstanding or, to the knowledge of any of the Reddy Parties, threatened, and during the three (3) years preceding the date hereof there have been no, Proceedings (a) to which the Company or any of its Subsidiaries is or was a party or to which any property, rights or interests of any of them is or was subject, except for (i) such claims that, if adversely determined, would not, individually or in the aggregate, reasonably be expected to result in (A) liabilities or obligations of any nature of the Company or its Subsidiaries in excess of $250,000 or (B) equitable remedies that would reasonably be expected to be material and adverse to the business of the Company and its Subsidiaries, taken as a whole, and (ii) following the Petition Date, claims of creditors or other parties in the Chapter 11 Cases or (b) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

Section 2.6                                    Compliance with Laws.  The Company and each of its Subsidiaries are, and during the three (3) years preceding the date hereof have been, in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, Laws, and no written notices have been received by, and no claims have been made in writing against, the Company or any Subsidiary alleging a material violation of any such Laws.

Section 2.7                                    Brokers or Finders.  Except as set forth on Schedule 2.7 hereto, neither the Company, any of its Subsidiaries nor any of their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement, the Plan, the Restructuring Support Agreement or the Contemplated Transactions.

Section 2.8                                    Exemption from Registration.  Assuming the accuracy of the Investor’s representations set forth in Article III, the offer, sale and issuance of the shares of Series A Preferred by the Company in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.9                                    Issuance.  Subject to entry by the Bankruptcy Court of the Agreement Order and the Confirmation Order, the distribution of the Rights, the issuance of the Rights Offering Shares pursuant to the Rights Offering (including, if applicable, the issuance of the Unsubscribed Shares to be issued by the Company to the Investor hereunder) or pursuant to Section 1.1(g), the issuance of the Investor Shares and the issuance of the Investor Acquisition Closing Shares or the First Lien Equitization Shares, as the case may be, to the Investor have been duly and validly authorized and, when (i) the Investor Shares and the Rights Offering Shares (including, if applicable, the issuance of the Unsubscribed Shares to the Investor) are issued and delivered against payment therefor in the Rights Offering, pursuant to Section 1.1(g) or as otherwise provided herein and (ii) the Investor Acquisition Closing Shares or the First Lien Equitization Shares, as the case may be, are issued and delivered to the Investor against payment therefor as provided herein, all such Investor Shares, Rights Offering Shares and Investor Acquisition Closing Shares or First Lien Equitization Shares, as the case may be, will be duly and validly issued, fully paid and non-assessable, and free and clear of all Taxes, Encumbrances, pre-emptive rights, rights of first refusal, subscription and similar rights.

Section 2.10                             Exchange Act Documents.

(a)                                 The Company has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents with the Commission required to be filed or furnished, as applicable, by the Company since and including January 1, 2009, under the Securities Act and the Exchange Act (such documents, together with any documents and information incorporated therein by reference and together with any documents filed during such period by the Company with the Commission on a voluntary basis on Current Reports on Form 8-K, collectively, the “Exchange Act Documents”).  The Exchange Act Documents, when they became effective or were filed with the Commission, conformed in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representation in the preceding sentence does not apply to (i) any statement or omission in (x) any Exchange Act Document filed prior to the date of this Agreement that was superseded by a subsequent Exchange Act Document filed prior to the date of this Agreement or (y) any Exchange Act Document filed after the date of this Agreement that is superseded by a subsequent Exchange Act Document filed prior to the Initial Closing Date or (ii) any projections, forecasts, estimates and forward-looking information included in the Exchange Act Documents.  No Subsidiary of the Company, other than Reddy Corp., is currently required to file any periodic reports with the SEC under the Exchange Act.

(b)                                 The Company and its Subsidiaries have established and maintain disclosure controls and procedures and a system of internal accounting controls (as such terms are defined in and in accordance with the requirements of Rule 13a-15 under the Exchange Act) sufficient to provide assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to the Company and its Subsidiaries required to be disclosed in reports the Company files under the Exchange Act is recorded and made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the Commission and other public disclosure documents.

Section 2.11                             Financial Statements.  Each of (a) the audited consolidated balance sheet of the Company as of December 31, 2010, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the twelve-month period then ended, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010 (the “Audited Financial Statements”), and (b) the unaudited condensed consolidated balance sheet of the Company as of December 31, 2011, and the related condensed consolidated statements of operations and cash flows for the twelve-month period then ended (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”), (i) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the Commission with respect thereto; (ii) have been prepared in accordance with GAAP (subject, in the case of the Unaudited Financial Statements to normal recurring year-end adjustments (that will not, individually or in the aggregate, be material in amount or effect) and the absence of all required footnotes thereto (that, if presented, would not, individually or in the aggregate, differ materially from those included in the Audited Financial Statements); and (iii) fairly present in all material respects the consolidated financial condition, stockholders’ equity and results of operations and cash flows (as applicable) of the Company and its Subsidiaries as of the respective dates thereof and for the periods referred to therein.  Except as set forth on Schedule 2.11 or as would not, individually or in the aggregate, reasonably be expected to result in liabilities or obligations in excess of $250,000, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise that are required to be reflected on a balance sheet pursuant to GAAP), other than liabilities and obligations (x) to the extent reflected or reserved for on the face of the consolidated balance sheet included in the Unaudited Financial Statements, (y) that were incurred after December 31, 2011 in the ordinary course of business consistent with past practice (other than liabilities or obligations resulting from breach of contract, breach of warranty tort or infringement or an Action) or (z) that are obligations pursuant to the express terms of this Agreement or the Plan.

Section 2.12                             Intellectual Property.  Except as would not reasonably be expected to have a Material Adverse Effect:

(a)                                 Schedule 2.12(a) sets forth a true and complete list of all IP Rights that are issued to, filed or applied for in the name of the Company or any of its Subsidiaries (“Registered IP Rights”).  The Company and its Subsidiaries exclusively own, free and clear of any Encumbrances, the Registered IP Rights and own or possess adequate rights to use all other IP Rights used in or necessary for the conduct of their businesses (collectively, “Company IP Rights”), except where the failure to own or possess any such rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)                                 The conduct of the businesses of the Company and its Subsidiaries has not infringed, misappropriated or otherwise violated and does not infringe, misappropriate or otherwise violate any IP Rights of any Person, and neither the Company nor any of its Subsidiaries has received any notice of any claim of infringement, misappropriation or violation of any IP Rights of any Person.  To the knowledge of the Reddy Parties, no third party has infringed, misappropriated or otherwise violated any Company IP Rights, and the Company is not aware of any facts indicating the likelihood of any of the foregoing or of any current or anticipated claims against a third party relating to the foregoing.

(c)                                  None of the Company IP Rights owned by the Company or any of its Subsidiaries has been adjudged invalid or unenforceable, nor has any Person challenged the validity or enforceability of such rights.  The Company and its Subsidiaries have maintained all material Registered IP Rights in full force and effect and used reasonable efforts to maintain the secrecy of its material Trade Secrets.

(d)                                 The consummation of this Agreement and the Contemplated Transactions shall not impair the right, title or interest of the Company or any of its Subsidiaries in or to the Company IP Rights, and all of the Company IP Rights shall be exclusively owned or available for use by the Company and its Subsidiaries immediately after each applicable Closing Date on terms and conditions substantially identical to those under which the Company and its Subsidiaries owned or used the Company IP Rights immediately prior to the Effective Date, except where such impairment or failure to be owned or available would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries.

Section 2.13                             Licenses and Permits.  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, have made all declarations, payments and filings with, and have given all notices to, the appropriate Governmental Bodies that are necessary or required for the ownership or lease of their respective properties or assets, or the conduct of their respective businesses, except for such licenses, certificates, permits, authorizations, declarations, payments, filings or notices, the failure to have so obtained, made or delivered would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any material license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course and all of such licenses, certificates, permits or authorizations are in full force and effect and will continue to be in full force and effect following the consummation of the Contemplated Transactions without requiring the consent or approval of any Person, except where the failure to so continue would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.14                             Environmental Matters.  Except as set forth on Schedule 2.14 or, in the cases of clause (a) as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, the Company and its Subsidiaries:  (a) have received and are and have been in compliance with all permits, licenses or Consents required of them under applicable Environmental Laws to conduct their respective businesses or occupy their respective facilities; (b) have no knowledge of and not received any notice, report, order or directive regarding (i) any material violation of, or material liability under, any Environmental Law, (ii) any actual or potential material liability for the investigation or remediation of any disposal or release of hazardous or toxic substances, petroleum products, asbestos, asbestos-containing material, ammonia, Freon, or any other wastes, pollutants or contaminants or (iii) any products sold, distributed, fabricated, designed, manufactured, transported, marketed, serviced, or otherwise used by the Company and its Subsidiaries that contained asbestos containing materials or parts that contained asbestos; (c) are not subject to any Proceedings or Orders under any Environmental Laws and have no knowledge of any threatened Proceedings or Orders under any Environmental Laws that, if determined or issued in a manner adverse to the Company or its Subsidiaries, would, individually or in the aggregate, be reasonably expected to be material to the Company or its Subsidiaries; (d) have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any Person to, or released any substance, including without limitation any ammonia or ammonia-based chemicals, Freon or other hazardous substance, or owned or operated any property or facility which is or has been contaminated by any such substance, as would give rise to any current or future material liabilities under any Environmental Laws; (e) have not designed, manufactured, sold, marketed, installed or distributed products or other items containing asbestos or any other hazardous substances and are not and would not reasonably be expected to become subject to any material liabilities with respect to the presence of asbestos; (f) have not assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any material liability of any other Person relating to Environmental Laws; and (g) have made available to the Investor or the Investor’s special counsel all environmental audits, reports and other material environmental documents relating to their or their predecessors’ or Affiliates’ past or current properties, facilities or operations that are in their possession, custody or control.  The consummation of the Contemplated Transactions will not result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws.

Section 2.15                             Employee Benefit Plans.

(a)                                 Schedule 2.15(a) sets forth a complete and correct list of each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each other equity or equity-based, deferred compensation, bonus or incentive compensation, pension, retiree medical, disability or life insurance, or supplemental plan, program, contract, agreement or arrangement, each employment, severance, separation, change-of-control and each other benefit or compensation plan, program, contract, agreement or arrangement, in each case (i) that is maintained, sponsored, administered or contributed or required to by the Company or any of its Subsidiaries for employees or former employees of the Company or any of its Subsidiaries, or (ii) with respect to which the Company or any of its

Subsidiaries has any current or contingent liability or obligation (each, a “Company Benefit Plan”).  Each Company Benefit Plan is in writing and the Company has made available to the Investor or the Investor’s special counsel a true and complete copy of each Company Benefit Plan.

(b)                                 Except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect:

(i)                                     Each Company Benefit Plan has been maintained, funded and administered in compliance with its terms and the requirements of any applicable Law, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Benefit Plan excluding transactions effected pursuant to a statutory or administrative exemption, and no breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Company Benefit Plan.  Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation under or relating to any “pension plan” (as defined in Section 3(2) of ERISA) that is or was subject to Section 412 of the Code or Section 302 of ERISA.  Neither the Company nor any of its Subsidiaries contributes to, has any obligation to contribute to, or has any current or contingent liability under or with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA).  There is no pending or threatened Proceeding relating to any Company Benefit Plan nor is there any basis for any such Proceeding.  Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person.

(ii)                                  Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions, either alone or together with another event, will (A) result in any payment (including severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Company Benefit Plan, whether or not such payment is contingent, (B) increase any benefits or compensation otherwise payable under any Company Benefit Plan or other arrangement or (C) result in the acceleration of the time of payment, vesting or funding of any benefits or compensation.

(iii)                               Each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to each such Company Benefit Plan as to its qualified status under the Code, and no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan.  With respect to each Company Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been made and all contributions, distributions, reimbursements and premium payments for any period ending on or before any Closing that are not yet due have been made or accrued.  Neither the Company nor any of its Subsidiaries has any obligation to provide any post-employment or post-termination welfare or welfare type benefits to any Person, except as required under Section 4980B of the Code.  The Company and its Subsidiaries have complied and are in compliance with the requirements of Section 4980B of the Code.

Section 2.16                             Material Contracts.

(a)                                 “Material Contracts” means each Contract, or group of Contracts with the same party or related parties, of the Company or any of its Subsidiaries currently in effect which by its, or their, terms (i) is a Contract pursuant to which the Company or any of its Subsidiaries is required to make or entitled to receive payments on an annual basis in excess of $1,000,000 in the aggregate, (ii) is otherwise material to the Company and its Subsidiaries or (iii) any Contract pursuant to which any Person is entitled to a single-trigger cash payment as a result of the change in control of the Company (whether as a direct result or through the continued service with the Company for a period of time thereafter) contemplated in connection with the Contemplated Transactions.

(b)                                 True and complete copies of all Material Contracts have previously been made available to the Investor or the Investor’s special counsel.  Each Material Contract is in full force and effect and is valid, binding and enforceable against the Company or its applicable Subsidiary and, to the knowledge of any of the Reddy Parties, each other party thereto, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity.  Neither the Company nor any of its Subsidiaries (except as a result of the Chapter 11 Cases) nor, to the knowledge of any of the Reddy Parties, any other party to any Material Contract is in material breach of or default under any obligation thereunder or has given notice of material default to any other party thereunder.

Section 2.17                             No Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of any of the Reddy Parties, any current or former director, officer or employee of the Company or any of its Subsidiaries has, directly or indirectly:  (a) offered, paid, delivered or otherwise used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) offered, delivered or made any direct or indirect unlawful payment to any official or employee of a Governmental Body; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any comparable legislation applicable under foreign Law; or (d) offered, delivered, made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 2.18                             Absence of Certain Changes or Events.  Since December 31, 2011, (a) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practices, (b) no event, change or circumstance has occurred that has had, or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) there has been no material damage, destruction or loss (whether or not covered by insurance) to the tangible property of the Company or any Subsidiary, and (d)

neither the Company nor any of its Subsidiaries has taken or permitted to occur any action that, were it to be taken from and after the date hereof, would require the prior written consent of the Investor pursuant to Sections 4.14(a) through 4.14(l) of this Agreement.

Section 2.19                             Title to Property; Leases.  As of the Effective Date:

(a)                                 Owned Real Property.  Schedule 2.19(a) sets forth a true and complete list of all Owned Real Property.  Subject to entry of the Confirmation Order, on the Effective Date the Company and each of its Subsidiaries will have good, valid and marketable indefeasible fee simple title to the Owned Real Property, free and clear of all Encumbrances.  With respect to the Owned Real Property: (i) except as set forth on Schedule 2.19(a), the Company or its Subsidiaries has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(b)                                 Leased Real Property.  Subject to entry of the Confirmation Order, Schedule 2.19(b) sets forth the address of each Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property.  The Company has made available to the Investor or the Investor’s special counsel true and complete copies of the Leases.  Except as set forth on Schedule 2.19(b) (and subject to entry of the Confirmation Order), with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) to the knowledge of the Reddy Parties, there are no disputes with respect to such Lease; (iii) none of the Company, any of its Subsidiaries or any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease, except, in each case, for such breaches or defaults as would not reasonably be expected to be material to the Company and its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (v) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or interest therein.

(c)                                  Real Property Used in the Business.  The Owned Real Property identified on Schedule 2.19(a) and Leased Real Property identified on Schedule 2.19(b) (collectively, the “Real Property”), constitute all of the material real property used or intended to be used in, or otherwise related to, the business of the Company and its Subsidiaries.

Section 2.20                             Tax Matters.

(a)                                 Except as set forth on Schedule 2.20(a), since January 1, 2009, (i) all material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries, or any Affiliated Group of which the Company or any of its Subsidiaries is or was a member, have been properly prepared and duly and timely filed with the appropriate Taxing Authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings); (ii) all income and other material Taxes payable by or on behalf of the Company or any of its Subsidiaries either directly, as part of the consolidated Tax Return of another taxpayer, or otherwise, have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the balance sheet included as part of the Unaudited Financial Statements in respect of any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of a material amount of Taxes (including any applicable statute of limitation), has been executed or filed with the IRS or any other Taxing Authority by or on behalf of the Company or any of its Subsidiaries and no power of attorney in respect of any Tax matter is currently in force.

(b)                                 The Company and its Subsidiaries have, since January 1, 2009, duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate Taxing Authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(c)                                  All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other Taxing Authority of the Tax Returns of or covering or including the Company or any of its Subsidiaries have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has the Company or any of its Subsidiaries received notice from any Taxing Authority that it intends to conduct such an audit or investigation.  No issue has been raised by a federal, state, local, or foreign Taxing Authority in any current or prior examination that, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period that would reasonably be expected to be material to the Company and its Subsidiaries.

Section 2.21                             Labor and Employment Compliance.  Except as set forth on Schedule 2.21, none of the employees of the Company or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and no trade union or other labor organization is the collective bargaining representative of any employees of the Company or any of its Subsidiaries.  To the knowledge of the Reddy Parties, no union organizing or decertification activities are underway or threatened at the Company or any of its Subsidiaries.  There is not presently pending, and for the previous five (5) years there has been no, labor strike, lockout, slow-down, work stoppage or other material labor dispute against or affecting the Company or any of its Subsidiaries.  No trade union has undertaken legal process to have the Company or any of its Subsidiaries declared a common or related employer pursuant to any applicable Law.  Within the previous three (3) years, neither the Company nor any of its Subsidiaries have implemented any employee layoffs implicating the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar foreign, state or local Law.

Section 2.22                             Arm’s Length.  The Reddy Parties acknowledge and agree that the Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Contemplated Transactions (including in connection with determining the terms of the Rights Offering, the Investor Shares, the First Lien Equitization Shares and the Investor Acquisition Closing Shares) and not as a financial advisor or fiduciary to, or agent of, the Company or any other Person.  Additionally, the Investor is not advising the Company or any other Person as to any legal, Tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Contemplated Transactions, and the Investor shall not have any responsibility or liability to the Company with respect thereto.  Any review by the Investor of the Company, the Contemplated Transactions or other matters relating to the Contemplated Transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company.

Section 2.23                             No Inconsistent Transaction.  None of the Reddy Parties, or any of their respective Affiliates, or any person acting on their behalf, is party to any Contract or other binding commitment to pursue, implement or effectuate any Inconsistent Transaction, or any discussions, plans, efforts, negotiations, or activities related to any transaction, which if consummated, would be an Inconsistent Transaction.

Section 2.24                             Insurance.  Schedule 2.24 sets forth a description of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the date hereof, and such policies are in full force and effect and will continue to be in full force and effect following the consummation of the Contemplated Transactions.  All premiums due and payable in respect of such insurance have been paid.  The Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects.  Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer with respect to any of such policies of cancellation or termination of such policies.

Section 2.25                             Transactions with Related Parties.  Except as set forth in Schedule 2.25, there are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any executive officer, director or Affiliate of the Company or any of its Subsidiaries, or any Affiliate, relative or spouse of any such officer, director or Affiliate or any greater than 5% equityholder of the Company or and any other Person of which any of the foregoing Persons directly or indirectly owns any equity interest, on the other hand, except with respect to compensation for services rendered by employees in the ordinary course of employment.

Section 2.26                             Customers, Distributors and Suppliers.

(a)                                 Schedule 2.26(a) sets forth a true and complete list of the Company’s ten (10) largest customers and ten (10) largest distributors, in each case based on total sales for the business on a consolidated basis in its most recently completed fiscal year by the Company and its Subsidiaries.  None of the customers or distributors listed on Schedule 2.26(a) has materially reduced the volume of business that it does with the Company or any of its Subsidiaries since December 31, 2011 or notified the Company or any of its Subsidiaries that such customer or distributor intends to materially reduce the volume of business that it does with the Company or any of its Subsidiaries, nor is the

Company aware of any such intention.  There are no pending disputes or disagreements with any of the customers or distributors set forth on Schedule 2.26(a).

(b)                                 Schedule 2.26(b) sets forth a true and complete list of the Company’s ten (10) largest suppliers based on total cost of products purchased by the Company and its Subsidiaries for the business on a consolidated basis in the most recently completed fiscal year.  None of the suppliers listed on Schedule 2.26(b) has materially reduced the volume of business that it does with the Company or any of its Subsidiaries since December 31, 2011 or notified the Company or any of its Subsidiaries that such customer intends to materially reduce the volume of business that it does with the Company or any of its Subsidiaries.  There are no pending disputes or disagreements with any of the suppliers set forth on Schedule 2.26(b).

Section 2.27                             State Takeover Statutes; Rights Plan.  Subject to the entry of the Agreement Order and the Confirmation Order, the Company has approved this Agreement, the Plan and the Restructuring Support Agreement and the transactions described herein and therein and such approval is sufficient to render the provisions of any “control share acquisition”, “fair price”, “moratorium” or other state takeover statute or similar Law, including Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), inapplicable to this Agreement, the Plan and the Restructuring Support Agreement and the transactions described herein and therein.  The Company does not have any stockholder rights plan, “poison pill” or similar plan or arrangement that would apply to the execution of this Agreement, the Plan and the Restructuring Support Agreement and the transactions described herein and therein, and the consummation of the Contemplated Transactions do not and will not grant to or result in the ability of any Person to exercise or obtain any rights under any stockholder rights plan, “poison pill” or similar plan or arrangement or to otherwise enable or require any such rights to be exercised, distributed or triggered as a result thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Reddy Parties as set forth below.  Except for representations and warranties that are expressly limited as to a particular date, each representation and warranty is made as of the date hereof and as of each Closing Date.

Section 3.1                                    Organization of Such Investor.  The Investor is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full partnership power and authority to conduct its business as it is now or currently proposed to be conducted, and to own or use the properties and assets that it purports to own or use.

Section 3.2                                    Authority; No Conflict.

(a)                                 The Investor has the requisite partnership power and authority to enter into, execute and deliver this Agreement and to consummate the Contemplated Transactions, and has taken all necessary partnership action required for the due authorization, execution and delivery of this Agreement and the consummation of the Contemplated Transactions.  This Agreement has been duly executed and delivered by the Investor, and this Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against the Investor in accordance with its terms.

(b)                                 Neither the execution and delivery by the Investor of this Agreement nor the consummation or performance on the part of the Investor of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

(i)                                     contravene, conflict with, or result in a violation of (1) any provision of the Organizational Documents of the Investor, or (2) any resolution adopted by the board of directors (or similar governing body) or the partners of the Investor; or

(ii)                                  contravene, conflict with or result in a violation of any existing Law as in effect on the date of this Agreement or as in effect on the applicable Closing Date to which the Investor, or any of the properties, assets, rights or interests owned or used by the Investor, may be subject.

except, in the case of clause (ii), where such occurrence, event or results would not reasonably be expected to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(c)                                  Except (i) for Consents that have been obtained, notices which have been given and filings which have been made, (ii) where the failure to give any notice, obtain any Consent or make any filing would not, indirectly or in the aggregate, reasonably be expected to prevent or materially delay the consummation of any of the Contemplated Transactions and (iii) compliance with the applicable requirements of the HSR Act or any foreign competition Laws, if required, the Investor is not and will not be required to give any notice to, make any filing with or obtain any Consent from, any Person in connection with the execution and delivery by the Investor of this Agreement or the consummation or performance by the Investor of any of the Contemplated Transactions.

Section 3.3                                    Shares Not Registered.  The Investor understands that the shares of Series A Preferred have not been registered under the Securities Act.  The Investor also understands that the shares of Series A Preferred are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon the Investor’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 3.4                                    Acquisition for Own Account.  The Investor is acquiring the shares of Series A Preferred for its own account (or for the accounts for which it is acting as investment advisors or manager) for investment and not with a present view toward distribution, within the meaning of the Securities Act.

Section 3.5                                    Accredited Investor.  The Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of its investment.  The Investor understands and is able to bear any economic risks with such investment.

Section 3.6                                    Brokers or Finders.  Except as set forth on Section 3.6, the Investor has not, and its agents have not, incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement, for which the Company or any Reddy Party may be liable.

Section 3.7                                    Legal Proceedings.  There is no pending, outstanding or, to the knowledge of the Investor, threatened Proceedings against the Investor that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the Contemplated Transactions.

Section 3.8                                    Sufficient Funds.  The Investor has sufficient uncalled capital commitments and will have sufficient funds available to pay for the Investor Shares and the Investor Acquisition Closing Shares, as the case may be, at each applicable Closing.

ARTICLE IV
COVENANTS OF THE REDDY PARTIES

Section 4.1                                    Certain Bankruptcy Matters.  Except as expressly set forth in this Agreement, the Plan or the Restructuring Support Agreement, or as required by applicable Law, during the period from the date of this Agreement to the Initial Closing Date, the Company shall, and shall cause each of its Subsidiaries to:

(a)                                 (i) support, and take all reasonable actions necessary or reasonably requested by the Investor to facilitate, the solicitation, confirmation and consummation of the Restructuring, the Plan and the transactions contemplated thereby; (ii) not take any action that is inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede the approval of, the Disclosure Statement, the solicitation of votes on the Plan and the confirmation and consummation of the Plan and the Restructuring; and (iii) use commercially reasonable efforts to obtain any and all required regulatory or third-party approvals, if any, for the Restructuring embodied in the Plan;

(b)                                 commence solicitation of the Plan in accordance with section 1126(b) of the Bankruptcy Code on or before April 11, 2012 and commence the Chapter 11 Cases on or before April 12, 2012;

(c)                                  file on the Petition Date such first day motions and pleadings that are reasonably acceptable, in form and substance, to the Investor;

(d)                                 (i) file a motion with the Bankruptcy Court on the Petition Date seeking approval of the DIP Facility, which motion shall be reasonably acceptable to the Investor, and (ii) use its commercially reasonable efforts to obtain interim and final orders from the Bankruptcy Court approving the DIP Facility (which orders shall be in form and substance reasonably acceptable to the Investor) as promptly as reasonably practicable;

(e)                                  (i) file the Plan and the Disclosure Statement with the Bankruptcy Court on the Petition Date and (ii) use its commercially reasonable efforts to obtain approval of the Disclosure Statement and obtain the Confirmation Order as promptly as reasonably practicable and in no event later than May 18, 2012 (such date that the Confirmation Order is entered, the “Confirmation Date”);

(f)                                   use its commercially reasonable efforts to cause the Confirmation Order to become effective and enforceable immediately upon its entry and to have the period in which an appeal thereto must be filed commence immediately upon its entry, and, in any event, satisfy all conditions to the effectiveness of the Plan and consummate the Plan as promptly as reasonably practicable and in no event later than June 5, 2012;

(g)                                  use commercially reasonable efforts to provide draft copies of all other material pleadings the Company intends to file with the Bankruptcy Court to the Investor or its Representatives within a reasonable time prior to filing such pleading to the extent reasonably practicable and shall consult in good faith with such counsel regarding the form and substance of any such proposed pleading;

(h)                                 complete and file the such other applicable motions, applications or proceedings as may be reasonably necessary to consummate the Contemplated Transactions within the timeframes contemplated herein, which such documents shall contain terms and conditions consistent with this Agreement and the Plan and shall otherwise be reasonably acceptable to the Investor;

(i)                                     timely file with the Bankruptcy Court a formal written objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of an examiner with expanded powers or a trustee, (ii) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing any of the Chapter 11 Cases or (iv) modifying or terminating the Company’s exclusive right to file or solicit acceptances of a plan of reorganization; and

(j)                                    provide to the Investor or its Representatives, no later than two (2) calendar days before the Petition Date, a schedule of executory Contracts and unexpired Leases the Company intends to reject, which schedule shall be in form and substance reasonably acceptable to the Investor.

Section 4.2                                    Automatic Stay.  The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of termination by any party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice).

Section 4.3                                    Agreement Motion and Agreement Order.  On the Petition Date, the Reddy Parties shall file a motion (the “Agreement Motion”) with the Bankruptcy Court seeking the Agreement Order approving the indemnification provisions in favor of the Indemnified Persons set forth herein; provided, that to the extent not otherwise payable in accordance with the terms of Section 4.1(d), the Agreement Motion shall seek the payment by the Reddy Parties of the Transaction Expenses and Acquisition Expenses, as the case may be.  The Reddy Parties agree that they shall use their commercially reasonable efforts to (a) obtain a waiver of Bankruptcy Rule 6004(h) and request that the Agreement Order be effective immediately upon its entry by the Bankruptcy Court, and cause such Agreement Order not to be revised, modified or amended by the Confirmation Order or any other further order of the Bankruptcy Court, (b) fully support the Agreement Motion and any application seeking Bankruptcy Court approval and authorization to pay the fees and expenses under this Agreement, including the Transaction Expenses and the Acquisition Transaction Expenses, as the case may be, as an administrative expense of the Reddy Parties’ estates and (c) obtain approval of the Agreement Order on the Petition Date.

Section 4.4                                    Rights Offering.  The Reddy Parties shall provide copies of drafts of all documents, instruments, agreements and other materials to be entered into, delivered, distributed or otherwise used in connection with the Rights Offering (the “Rights Offering Documentation”) for review and comment by, and approval (such approval not to be unreasonably withheld, conditioned or delayed) of, the Investor.  No Rights Offering Documentation shall be entered into, delivered, distributed or otherwise used without the prior written consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed.  On the Petition Date, the Reddy Parties will file a motion (the “Rights Offering Motion”) seeking Bankruptcy Court approval and authorization of the Rights Offering Procedures and the commencement and consummation of the Rights Offering in accordance with the Rights Offering Procedures (the “Rights Offering Order”) and shall use their commercially reasonable efforts to obtain approval of the Rights Offering Order on the Petition Date or as soon as reasonably practicable thereafter.  Upon entry of the Rights Offering Order, the Reddy Parties shall commence and execute the Rights Offering in accordance with the Rights Offering Procedures and the Rights Offering Order.  For the avoidance of doubt, the Agreement Motion and the Rights Offering Motion may be brought by the Reddy Parties in a single motion.  The Agreement Order may also be the Rights Offering Order.

Section 4.5                                    Conditions Precedent.  The Reddy Parties shall use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent within their control set forth in Section 6.1, Section 7.1 or Section 8.1, as the case may be, and to procure and obtain all Consents, authorizations and waivers of, make all filings with, and give all notices to, third parties (including Governmental Bodies) that may be necessary or required on their part in order to effect the Contemplated Transactions.

Section 4.6                                    Notification.

(a)                                 The Reddy Parties shall, upon request by the Investor and no less frequently than every two (2) Business Days, notify the Investor, or cause the applicable subscription agent for the Rights Offering (the “Subscription Agent”) to notify the Investor, of the aggregate number of Rights and the aggregate number of Old Reddy Equity Cash Out Shares known by the Company or the Subscription Agent to have been exercised or elected pursuant to the Rights Offering or Restructuring as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(b)                                 In the event that the Company or any of its Subsidiaries or Representatives receives a written proposal or offer (binding or nonbinding) with respect to any Inconsistent Transaction, the Company shall provide the Investor with written notice thereof within twenty-four (24) hours and such notice shall include a summary of the material terms of such proposal or offer, including economic terms and the conditions to entering into definitive documentation with respect to such proposed Inconsistent Transaction, including the identity of all parties and financing sources involved in or making such proposal or offer.

(c)                                  Between the date hereof and the Effective Date, the Company shall provide prompt written notice to the Investor of (i) the occurrence, or failure to occur, of any event of which the Company is aware which occurrence or failure would reasonably be expected to be likely to cause (A) any representation or warranty of any of the Reddy Parties contained in this Agreement to be untrue or inaccurate in any material respect which would reasonably be expected to result in any of the conditions set forth in Section 6.1(b), Section 6.1(t), Section 7.1(b) and Section 7.1(h) not being satisfied, (B) any covenant of any of the Reddy Parties contained in this Agreement not to be complied with or satisfied which would reasonably be expected to result in any of the conditions set forth in Section 6.1(b), Section 6.1(t), Section 7.1(b) and Section 7.1(h) not being satisfied or (C) any condition precedent contained in the Plan or this Agreement not to occur or become impossible to satisfy, (ii) receipt of any notice or other communication from any third party alleging that the consent of such party is or may be required in connection with the Contemplated Transactions, (iii) any notice or other communication from any Governmental Body in connection with this Agreement or the Contemplated Transactions, and (iv) any material Proceeding commenced, or, to the knowledge of the Reddy Parties, threatened, relating to or involving or otherwise affecting any of the Reddy Parties or the Contemplated Transactions.

(d)                                 The Company shall provide draft copies of all Exchange Act Documents the Company intends to file with the Commission to counsel to the Investor and counsel to the ad hoc committee of Eligible Holders at least two (2) Business Days prior to the date when the Company intends to file such document and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Commission.

Section 4.7                                    Financial Information.  The Company shall provide to the Investor an unaudited consolidated balance sheet and related unaudited consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows for each month, beginning January 1, 2012 until the Effective Date (the “Monthly Financial Statements”), in each case, as promptly as practicable and in any event within thirty (30) calendar days following the last day of such month (or forty-five (45) calendar days following the last day of any fiscal quarter), and such other information as is reasonably requested by the Investor.  The Monthly Financial Statements, except as indicated therein and the absence of footnote disclosures and year end adjustments, shall be prepared in accordance with GAAP and shall fairly present in all material respects the financial position, results of operations and cash flows of the Company as of the dates indicated and for the periods specified.

Section 4.8                                    Use of Proceeds.

(a)                                 The Reddy Parties shall apply the net proceeds from the sale of the Rights Offering Shares (including any Unsubscribed Shares acquired by the Investor) and pursuant to this Agreement in accordance with the terms of the Plan, including if applicable, to fund the payment of claims and administrative claims as provided in the Plan and the Disclosure Statement and otherwise for general corporate purposes.

(b)                                 The Reddy Parties shall apply the net proceeds from the sale of the Investor Acquisition Closing Shares, if any, pursuant to this Agreement in accordance with the terms of the definitive documentation with respect to an Arctic Acquisition, including to fund the purchase price or other payment obligations necessary to consummate the transactions contemplated thereby and otherwise for general corporate purposes.

Section 4.9                                    HSR Act and Foreign Competition Filings.  The Reddy Parties shall promptly prepare and file all necessary documentation and effect all applications that are necessary under the HSR Act or any applicable foreign competition Laws so that all applicable waiting periods shall have expired or been terminated thereunder with respect to the purchase of the Rights Offering Shares, the Investor Shares and the First Lien Equitization Shares or the Investor Acquisition Closing Shares, as the case may be, hereunder or the Contemplated Transactions in time for the such transactions to be consummated within the timeframes contemplated hereunder or under the Plan, and not take any action, or fail to take any action, that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the Contemplated Transactions.  Without limiting the provisions of Section 1.5, Section 1.6 or Section 9.6, the Reddy Parties shall bear all costs and expenses of the Reddy Parties and the Investor in connection with the preparation or the making of any filing under the HSR Act or applicable foreign competition Laws, including any filing fees thereunder.

Section 4.10                             Access.  Promptly following the Execution Date, each of the Reddy Parties will, and will use commercially reasonable efforts to cause its employees, officers, directors, accountants, attorneys and other advisors (collectively, “Representatives”) to, provide the Investor and its Representatives with reasonable access (including reasonably prompt access by telephone), upon reasonable advance notice, during normal business hours, to (a) officers, management, advisors and key employees and other Representatives of any of the Company and any of its Subsidiaries, (b) assets, properties, contracts, books, records and any other information concerning the business and operations of any of the Company and its Subsidiaries as the Investor or any of its Representatives may reasonably request and (c) any information provided to any lenders (including the Investor, the Eligible Holders and lenders under the DIP Facility or any Exit Facility).

Section 4.11                             Exit Facility.  The Reddy Parties shall promptly provide copies of all drafts and final execution copies of all documents, instruments, agreements and other materials to be entered into, delivered or otherwise used in connection with the Exit Facility (the “Exit Facility Documentation”) for review and comment by the Investor.  The Reddy Parties shall comply, in a timely manner, with all of the terms, conditions and covenants contained in the Exit

Facility Documentation.  The Exit Facility Documentation shall be consistent in all material respects with the terms set forth in the applicable exhibit hereto and otherwise reasonably acceptable to the Investor, except as otherwise agreed by the Investor.

Section 4.12                             Stockholders Agreement.  No later than the Effective Date, the Company shall execute and deliver the Stockholders Agreement.

Section 4.13                             Specified Issuances.  The Reddy Parties shall:

(a)                                 consult with the Investor with respect to the steps (the “Specified Issuance Steps”) to be taken by the Reddy Parties to ensure that (i) each of the Specified Issuances described in clauses (i) through (iii) of the definition of Specified Issuances are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to Section 1145(a) of the Bankruptcy Code or Section 4(2) of the Securities Act and (ii) the Specified Issuances described in clause (iv) of the definition of Specified Issuances are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act, and

(b)                                 following preparation thereof, promptly provide copies of drafts of all documents, instruments, questionnaires, agreements and other materials to be entered into, delivered, distributed or otherwise used in connection with the Specified Issuances (the “Specified Issuance Documentation”) for review and comment by the Investor.  Any comments received by the Reddy Parties from the Investor or its Representatives with respect to the Specified Issuance Steps or the Specified Issuance Documentation shall be considered by them in good faith and, to the extent the Reddy Parties disagree with any such comments, they shall inform the Investor thereof and discuss the same with the Investor prior to taking such Specified Issuance Steps or delivering, distributing, entering into or using any such Specified Issuance Documentation.

Section 4.14                             Conduct of the Business.  Except as (x) expressly set forth in this Agreement, the Plan or the Restructuring Support Agreement, (y) required by applicable Law or (z) contemplated by the 13-week budget established in connection with the DIP Facility, during the period from the date of this Agreement to the Initial Closing Date, the Company shall, and shall cause each of its Subsidiaries to, operate in the ordinary course of business consistent with past practices and, to the extent consistent therewith, use their commercially reasonable efforts to maintain their good standing under the Laws of the state in which they are incorporated or organized and to preserve intact in all material respects their current business organizations, (subject to clause (i) below) keep available the services of their current officers and material employees and preserve in all material respects their relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company or its Subsidiaries.  Without limiting the generality of the foregoing, and except as otherwise expressly provided by this Agreement or as required by applicable Law, prior to the Initial Closing Date, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions without the prior written consent of the Investor:

(a)                                 (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the capital stock of the Company or any of its

Subsidiaries, or (ii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(b)                                 adjust, split, combine or reclassify any capital stock or equity interests or issue or propose or authorize the issuance of any other securities (including options, profit interest, warrants or any similar security exercisable for, or convertible into, such other security);

(c)                                  incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, or delay or fail to make any material capital expenditures, in each case, in excess of $500,000 individually or $1,500,000 in the aggregate;

(d)                                 acquire or agree to acquire by merging or consolidating with, or purchase any portion of the stock of, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company;

(e)                                  sell, lease, mortgage, pledge, grant any Encumbrance on or otherwise encumber or dispose of any of its properties (including the Real Property) or assets, including on the capital stock or equity interests of any Reddy Party, in each case, having value in excess of $250,000 individually or $500,000 in the aggregate (other than sales of inventory in the ordinary course) or discharge or cause the satisfaction of any material Encumbrance or obligation other than current liabilities in the ordinary course of business consistent with past practices;

(f)                                   except to the extent permitted by the DIP Facility (i) incur or permit to exist any Indebtedness in excess of $250,000 in the aggregate, (ii) waive, cancel or modify any Indebtedness, claims or rights involving in excess of $100,000, (iii) make any loan or advances to any Person (other than the advancement of expenses to employees in the ordinary course of business in accordance with existing Company policy) or (iv) guarantee any Indebtedness of any Person (other than the Company or any of its Subsidiaries) or enter into any “keep well” or other agreement to maintain any financial condition of another Person (other than a Subsidiary of the Company) or enter into any arrangement having the economic effect of any of the foregoing;

(g)                                  (i) other than in the ordinary course of business in a manner that is consistent with past practice, enter into, assume, amend, waive or terminate any Material Contract, material permit or unexpired Lease, (ii) enter into any settlement of any material Proceeding relating to a Material Contract or (iii) enter into any Contract that would not be a Material Contract, that delays or is reasonably expected to impede or materially delay the Initial Closing;

(h)                                 adopt or propose any amendments to any of the Company’s or its Subsidiaries’ Organizational Documents or take any steps to incorporate or organize any Subsidiary, except, in each case, in furtherance of the Restructuring or the Contemplated

Transactions (and approved by the Investor to the extent not expressly set forth in this Agreement or the Plan);

(i)                                     except (i) as required by the terms of an existing Contract, agreement, arrangement, plan or policy disclosed to the Investor on a Schedule to this Agreement or in the Exchange Act Documents or provided in the Plan or (ii) as required to comply with Law, (A) enter into, adopt, amend or terminate any Company Benefit Plan, (B) increase in any material manner the compensation or benefits of any director or officer, or management level employee with a total annual compensation as of the date hereof in excess of $150,000, of the Company or any of its Subsidiaries, or (C) enter into, renew (other than automatically without action by either party) or terminate any Contract, agreement, commitment or arrangement providing for the payment of compensation or benefits to any director or officer, or management level employee with a total annual compensation as of the date hereof in excess of $150,000, of the Company or any of its Subsidiaries;

(j)                                    implement any employee layoffs that could implicate the WARN Act;

(k)                                 commence any Proceeding, (other than a Proceeding as a result of a Proceeding commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any Proceeding other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $100,000 individually or $500,000 in the aggregate, in any case without the imposition of any equitable relief;

(l)                                     change materially its financial or tax accounting methods, elections, principles, periods or practices, except insofar as may have been required by a change in GAAP or applicable Law;

(m)                             amend or modify (other than technical, non-substantive modifications, which changes shall not in any event be adverse in any material respect to the Investor) the Restructuring Support Agreement or the Plan;

(n)                                 withdraw or revoke the Restructuring Support Agreement or the Plan or publicly announce its intention not to pursue the Restructuring Support Agreement or the Plan;

(o)                                 file any motion, application or pleading with the Bankruptcy Court (including any modifications or amendments thereof) that, in whole or in part, is not consistent in any material respect with this Agreement or the Plan;

(p)                                 take any action inconsistent with, or omit to take any action required by, this Agreement or the Contemplated Transactions;

(q)                                 reject, or take any action with the purpose of rejecting, any executory Contract or unexpired Lease of the Company or any of its Subsidiaries;

(r)                                    fail to take any steps or actions, or fail to omit to take any steps or actions, the result of which would be reasonably likely to result in the inability to satisfy each of the conditions to closing or effectiveness under the commitment letters or term sheets, as applicable, relating to the DIP Facility or Exit Facility;

(s)                                   enter into a material amendment or waiver with respect to the DIP Facility;

(t)                                    syndicate or issue, attempt to syndicate or issue, negotiate, announce or authorize the announcement of the syndication or issuance of, any debt facility (including any debtor-in-possession facility), or debt or preferred equity security of the Company or any of its Subsidiaries, including any renewals or refinancings of any existing debt facility, other than as part of the Contemplated Transactions and expressly provided for in this Agreement, the Plan or the Restructuring Support Agreement; or

(u)                                 commit or agree to take any of the foregoing.

Section 4.15                             Arctic Acquisition.  The Reddy Parties shall, at all times at the direction of the Investor and in all cases subject to the Investor’s sole and absolute consent and discretion, (a) take all actions directed by, and refrain from taking any material or binding actions without the consent of the Investor, to diligently pursue the Arctic Acquisition (i) on terms acceptable to the Investor, and (ii) in compliance with the procedures set forth in Schedule B to the Initial Order, dated as of February 22, 2012, entered in the proceedings of Arctic under the Companies’ Creditors Arrangement Act (Canada); (b) diligently pursue commitments in respect of the debt financing required to consummate the Arctic Acquisition, and diligently pursue the implementation of the debt financing contemplated by such commitments, on terms acceptable to the Investor; (c) otherwise cooperate, and cause its Representatives to cooperate, with the Investor and its Representatives in connection with the Arctic Acquisition, including by providing status reports on the Arctic Acquisition to the Investor upon the reasonable request of the Investor; and (d) subject to Section 4.16(b), not pursue any Arctic Acquisition or an alternative transaction thereto involving Arctic or its Subsidiaries outside of the terms of this Section 4.15 or that is not consistent with the terms of this Agreement and the Plan unless expressly approved by the Investor in writing; provided, that for purposes of this clause (d) the definition of Arctic Acquisition shall be amended to replace the reference to “70%” with “20%.”

Section 4.16                             No Solicitation; Notification of Inconsistent Transaction.

(a)                                 Until the earlier of (i) the valid termination of this Agreement in accordance with Article IX or (ii) the consummation of the Restructuring Transactions, the Company shall not, and shall not permit any of its Affiliates or Subsidiaries or any of its or their respective directors, officers, counsel, advisors, agents or other Representatives to, in each case, directly or indirectly, (A) discuss, negotiate, undertake, authorize, recommend, propose, adopt or enter into any Inconsistent Transaction involving the Company or any of its Subsidiaries, or similar transaction, other than the Contemplated Transactions, (B) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Inconsistent Transaction, (C) except as permitted by, and in compliance with, Section 4.16(b) below, furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties, assets, liabilities, ownership, strategy or plans of the Company or its Subsidiaries in connection with an Inconsistent Transaction or (D) otherwise cooperate in any way with, entertain, assist, participate in, facilitate, respond to or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing.  The Company shall, and shall cause its Affiliates and Subsidiaries and each of their respective directors, officers, counsel, advisors, agents or other representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Investor or as required to consummate the Contemplated Transactions) conducted heretofore with respect to any Inconsistent Transaction. The Company shall promptly (and in any event within twenty-four (24) hours of receipt thereof) provide the Investor with a written copy of any communication (or, in the case of oral communications, a written summary containing all material terms thereof) from any Person in connection with an Inconsistent Transaction.

(b)                                 Nothing in this Agreement will be deemed to preclude the Company, prior to the entry of the Confirmation Order, from furnishing information with respect to the Company and its Subsidiaries to any Person proposing an Inconsistent Transaction that the Company Board determines in good faith is reasonably likely to result in a Superior Proposal (as defined below) or participating in discussions or negotiations with the Person making such a proposal; provided, that the Company will not disclose any material non-public information to such Person without such Person entering into a confidentiality agreement with the Company having terms no less favorable to the Company or more favorable to such Person than the respective terms of the confidentiality agreement with the Investor and which does not prevent compliance with this Section 4.16(b).  If the Company Board determines in good faith (after consultation with its outside legal counsel and its independent financial advisor or advisors) that the terms of an Inconsistent Transaction proposal are superior to the terms of this Agreement, the Plan, the Restructuring Support Agreement and the Contemplated Transactions, taking into account all legal, financial, regulatory and other aspects of such Inconsistent Transaction and the likely time to consummation of the Inconsistent Transaction (a “Superior Proposal”), then the Company must promptly, but in no event more than one (1) Business Day, after such determination by the Company Board provide written notice to the Investor (the “Notice of Superior Proposal”) advising it that it has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and indicating that the Company Board intends to consider whether to terminate this Agreement pursuant to Section 9.2.  The Investor will have three (3) Business Days from its receipt of the Notice of Superior Proposal (a “Match Period”) to make an offer to amend the terms of this Agreement, the Plan, the Restructuring Support Agreement or the Contemplated Transactions in response thereto, and during such Match Period, the Company shall, and shall cause its Representatives to, negotiate with the Investor and its Representatives in good faith (to the extent the Investor desires to negotiate) to make such amendments in the terms and conditions of this Agreement so that such Inconsistent Transaction proposal would cease to be a Superior Proposal as contemplated by the immediately preceding sentence (it being understood and agreed that (i) the Company Board shall promptly following the receipt of any such revised proposal from the Investor convene a meeting at which it will consider such proposal in accordance with this sentence and (ii) any material amendment to the financial terms or other material terms of such Inconsistent Transaction proposal shall require a new written notification from the Company and a Match Period under this Section 4.16).

Section 4.17                             Takeover Statutes and Charter.  The Company has taken or will take, with respect to itself and its Subsidiaries, all action necessary to ensure that Section 203 of the DGCL or any similar state takeover statute or regulation is not and does not become applicable to this Agreement, the Restructuring Support Agreement, the Plan or any of the Contemplated Transactions and otherwise to act to eliminate or minimize the effects of any such statute or regulation on such transactions.

Section 4.18                             Rights Agreement.  The Company shall not implement, and shall take all action necessary to ensure that the transactions contemplated by this Agreement, the Plan or the Restructuring Support Agreement will not grant to or result in the ability of any Person to exercise or obtain any rights under, any stockholder rights plan, “poison pill” or similar plan or arrangement or otherwise enable or require any such rights to be exercised, distributed or triggered as a result of the execution of this Agreement, the Plan or the Restructuring Support Agreement or the consummation of the Contemplated Transactions.

ARTICLE V
COVENANTS OF THE INVESTOR

Section 5.1                                    Conditions Precedent.  The Investor shall use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent applicable to the Investor set forth in Section 6.2, Section 7.2 or Section 8.2, as the case may be.

Section 5.2                                    HSR Act and Foreign Competition Filings.  The Investor shall promptly prepare and file all necessary documentation and effect all applications that are necessary under the HSR Act or any applicable foreign competition Laws so that all applicable waiting periods shall have expired or been terminated thereunder with respect to the purchase of the Rights Offering Shares, the Investor Shares and the First Lien Equitization Shares or the Investor Acquisition Closing Shares, as the case may be, hereunder within the timeframes contemplated hereunder or under the Plan, and not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the Contemplated Transactions.  Anything herein to the contrary notwithstanding, neither the Investor nor its ultimate parent entity, as such term is used in the HSR Act, shall be required to (a) disclose to any other party hereto any information contained in its HSR Notification and Report Form or filings under any applicable foreign competition Laws that such party, in its sole discretion, deems confidential as a condition to the expiration or termination of all applicable waiting periods under the HSR Act and any applicable foreign competition Laws with respect to the purchase of the Rights Offering Shares, the Investor Shares and the First Lien Equitization Shares or the Investor Acquisition Closing Shares, as the case may be, hereunder, (b) agree to any condition, restraint or limitation relating to its ability to freely own or operate all or a portion of its business or assets, (c) hold separate (including by trust or otherwise) or divest any of its businesses or assets, or (d) hold separate (including by trust or otherwise) or divest any assets of the Company or any of its Subsidiaries.  Without limiting the provisions of Section 1.5, Section 1.6 or Section 9.6, the Reddy Parties shall bear all costs and expenses of the Reddy

Parties and the Investor in connection with the preparation or the making of any filing under the HSR Act or any applicable foreign competition Laws, including any filing fees thereunder.

ARTICLE VI
CONDITIONS TO THE INITIAL CLOSING

Section 6.1                                    Conditions Precedent to Obligations of the Investor.  The obligation of the Investor to purchase the Investor Shares at the Initial Closing is subject to the following conditions precedent, each of which may be waived in writing by the Investor.

(a)                                 Agreement Order.  The Agreement Order shall have been entered by the Bankruptcy Court in a form reasonably satisfactory to the Investor, and the Agreement Order shall have become a Final Order.

(b)                                 Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate, have had or would reasonably be expected to result in a Material Adverse Effect.

(c)                                  Inconsistent Transaction.  The Company shall not have made a public announcement, entered into any Contract, or filed any pleading or document with the Bankruptcy Court, evidencing its intention to support, or otherwise agreed to, consented to, supported, participated in or encouraged the formulation of, any Inconsistent Transaction, except as provided in Section 4.16(b), or otherwise breached Section 4.16.

(d)                                 Confirmation Order.  The Confirmation Order, in form and substance reasonably acceptable to the Investor, shall have been entered by the Bankruptcy Court and such order shall have become a Final Order.

(e)                                  Plan.  The Plan, as approved by the Bankruptcy Court, shall be consistent with Exhibit A and otherwise in form and substance reasonably acceptable to the Investor.

(f)                                   Disclosure Statement.  The Disclosure Statement, as approved by the Bankruptcy Court, shall be consistent with Exhibit E and the Bankruptcy Court shall have entered the order approving the Disclosure Statement and confirming the Plan, which order shall otherwise be in form and substance reasonably acceptable to the Investor, and the order approving the Disclosure Statement and confirming the Plan shall be a Final Order.

(g)                                  Company Equity.  All of the interests and rights to acquire capital stock or other equity interests (or to exchange therefor or convert thereto) of the Company shall have been cancelled, other than the shares of New Common Stock and the Series A Preferred to be issued in connection with the Restructuring Transactions and pursuant to the terms of this Agreement, the Plan and the Restructuring Support Agreement.

(h)                                 Conditions to Confirmation.  The conditions to confirmation and the conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived with the consent of the Investor) in accordance with the Plan, and the Effective Date shall have occurred.

(i)                                     Assumption of Agreement.  The Company shall have assumed this Agreement pursuant to section 365 of the Bankruptcy Code.

(j)                                    Exit Facility.  The Reddy Parties shall have entered into and consummated the Exit Facility on the terms set forth in the Exit Facility Documentation, and with lenders that are, in each case, reasonably acceptable to the Investor.

(k)                                 First Lien Indenture.  The terms of the First Lien Indenture shall have been amended and restated in the form attached to the Plan, with no changes other than those satisfactory in all respects to the Investor.

(l)                                     Rights Offering.  The Company shall have commenced the Rights Offering, the Rights Offering shall have been conducted and completed in accordance with the Rights Offering Procedures and in accordance with this Agreement and the Plan, and the Rights Offering Deadline shall have occurred.

(m)                             Purchase Notice.  The Investor shall have received from the Company either a Purchase Notice or a Satisfaction Notice in accordance with Section 1.1(c), dated as of the Determination Date, certifying as to the number of Unsubscribed Shares to be purchased pursuant to Section 1.1(c) and the number of Old Reddy Equity Cash Out Shares.

(n)                                 Valid Issuance.  The Investor Shares shall be, upon payment of the aggregate Exercise Price for the Investor Shares as provided herein, duly authorized, validly issued, fully paid, non-assessable and free and clear of all Taxes, Encumbrances, pre-emptive rights, rights of first refusal, subscription and similar rights, except for any restrictions on transfer as may be imposed by applicable Law and pursuant to the Stockholders Agreement.

(o)                                 Share Certificates.  The Company shall have delivered to the Investor validly issued certificates representing the Investor Shares.

(p)                                 No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Restructuring Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding have been brought by or before a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the Restructuring Transactions illegal, void or rescinded.

(q)                                 HSR Act and Foreign Competition Laws.  If the purchase of the Investor Shares by the Investor pursuant to this Agreement is subject to the terms of the HSR Act or any foreign competition Laws, the applicable waiting periods shall have expired or been terminated thereunder with respect to such purchase.

(r)                                    Notices and Consents.  All other material governmental and third party notifications, filings, waivers, authorizations and Consents necessary or required for the consummation of the Restructuring Transactions shall have been made or received and shall be in full force and effect.

(s)                                   Good Standing.  The Investor shall have received on and as of the Business Day prior to the Initial Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate Governmental Body of such jurisdictions.

(t)                                    Representations and Warranties and Covenants.  (i) Each of the representations and warranties of the Reddy Parties in this Agreement (other than as set forth in the clause (ii) below), without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth therein, shall be true and correct at and as of the date hereof and as of the Initial Closing Date as if made at and as of the Initial Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except, in the case of each such date, for such failures to be true and correct as would not have, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) each of the Fundamental Representations shall be true and correct in all respects as of the Initial Closing Date as though made on and as of the Initial Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date); and (iii) each of the Reddy Parties shall have complied in all material respects with all covenants in this Agreement applicable to it.

(u)                                 Organizational Documents.  The Organizational Documents of each of the Reddy Parties shall have been amended, and shall have been filed with the Secretary of State of the State of Delaware to be effective as such as of the Initial Closing, to reflect terms consistent with this Agreement, the Plan and the Restructuring Support Agreement and are otherwise in form and substance satisfactory to the Investor; provided, that (i) the Effective Date Charter shall have been adopted as the Company’s amended and restated certificate of incorporation, (ii) the terms of the Series A Preferred included in the Effective Date Charter of the Company shall in any event be in the form of Exhibit B, and (iii) the Investor shall have received from the Company a certificate of the Secretary of the Company certifying as to such Organizational Documents.

(v)                                 Board Composition.  Effective upon the Initial Closing, the composition of the Company Board shall be consistent with the Term Sheet for Stockholders Agreement set forth on Exhibit D hereto.

(w)                               Officer’s Certificate.  The Investor shall have received on and as of the Initial Closing Date a certificate of the chief financial officer or chief accounting officer of the Company confirming that the conditions set forth in Section 6.1(b) and Section 6.1(t) have been satisfied.

(x)           Transaction Expenses.  The Company shall have paid all Transaction Expenses that have accrued and remain unpaid as of the Initial Closing Date.

(y)           Stockholders Agreement.  The Company shall have executed and delivered the Stockholders Agreement.

Section 6.2            Conditions Precedent to Obligations of the Company.  The obligations of the Company to issue and sell the Investor Shares to the Investor at the Initial Closing pursuant to this Agreement are subject to the following conditions precedent, each of which may be waived in writing by the Company.

(a)           Agreement Order.  The Agreement Order shall have been entered by the Bankruptcy Court and the Agreement Order shall have become a Final Order.

(b)           Confirmation Order.  The Confirmation Order shall have been entered by the Bankruptcy Court and such order shall have become a Final Order.

(c)           Conditions to Confirmation.  The conditions to confirmation and the conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived with the consent of the Investor) in accordance with the Plan, and the Effective Date shall have occurred.

(d)           Rights Offering.  The Rights Offering shall have been consummated.

(e)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Restructuring Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding brought by or before a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the Restructuring Transactions illegal, void or rescinded.

(f)            HSR Act and Foreign Competition Laws.  If the purchase of the Investor Shares by the Investor pursuant to this Agreement is subject to the terms of the HSR Act or any foreign competition Laws, the applicable waiting periods shall have expired or been terminated thereunder with respect to such purchase.

(g)           Representations and Warranties and Covenants.  (i) Each of the representations and warranties of the Investor in this Agreement that shall be true and correct at and as of the date hereof and as of the Initial Closing Date as if made at and as of the Initial Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date) and (ii) the Investor shall have complied in all material respects with all covenants in this Agreement applicable to it.

Section 6.3            Frustration of Conditions to the Initial Closing.  No party hereto may rely, either as a basis for not consummating the Rights Offering, the purchase and sale of the Investor Shares or terminating this Agreement and abandoning the other transactions contemplated to occur at the Initial Closing, on the failure of any condition set forth in Section 6.1 or Section 6.2, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use its commercially reasonable efforts to consummate the Rights Offering, the purchase and sale of the Investor Shares and such other transactions.

ARTICLE VII
CONDITIONS TO THE ACQUISITION CLOSING

Section 7.1            Conditions Precedent to Obligations of the Investor.  The obligation of the Investor to purchase the Investor Acquisition Closing Shares at the Acquisition Closing is subject to the following conditions precedent, each of which may be waived in writing by the Investor.

(a)           Initial Closing.  The Initial Closing shall have occurred and the Restructuring Transactions contemplated by this Agreement and the transactions contemplated by the Plan and the Restructuring Support Agreement shall have been consummated, or, if not so consummated, the conditions set forth in Article VI shall have been satisfied and the Initial Closing shall be consummated concurrently with the Acquisition Closing, subject to the satisfaction of the conditions set forth in Section 7.1(c), Section 7.1(d), Section 7.1(e), Section 7.1(f), Section 7.1(i), Section 7.1(j), Section 7.1(k), Section 7.1(m) and Section 7.1(n) below.

(b)           Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate, have had or would reasonably be expected to result in a Material Adverse Effect.

(c)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Arctic Acquisition or the transactions contemplated by Section 1.2 hereof shall have been entered, issued, rendered or made, nor shall any Proceeding have been brought by or before a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the Arctic Acquisition or the transactions contemplated by Section 1.2 hereof illegal, void or rescinded.

(d)           HSR Act and Foreign Competition Laws.  If the purchase of the Investor Acquisition Closing Shares by the Investor pursuant to this Agreement is subject to the terms of the HSR Act or any foreign competition Laws, the applicable waiting periods shall have expired or been terminated thereunder with respect to such purchase.

(e)           Valid Issuance.  The Investor Acquisition Closing Shares shall be, upon payment of the Investor Acquisition Closing Amount as provided herein, duly authorized, validly issued, fully paid, non-assessable and free and clear of all Taxes, Encumbrances, pre-emptive rights, rights of first refusal, subscription and similar rights, except for any restrictions on transfer as may be imposed by applicable Law.

(f)            Notices and Consents.  All other material governmental and third party notifications, filings, waivers, authorizations and Consents necessary or required for the consummation of the Arctic Acquisition or the transactions contemplated by Section 1.2 hereof shall have been made or received and shall be in full force and effect.

(g)           Good Standing.  The Investor shall have received on and as of the Business Day prior to the Acquisition Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate Governmental Body of such jurisdictions.

(h)           Representations and Warranties and Covenants.  (i) Each of the representations and warranties of the Reddy Parties in this Agreement (other than as set forth in the clause (ii) below), without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth therein, shall be true and correct at and as of the date hereof and as of the Acquisition Closing Date as if made at and as of the Acquisition Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except, in the case of each such date, for such failures to be true and correct as would not have, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) each of the Fundamental Representations shall be true and correct in all respects as of the Acquisition Closing Date as though made on and as of the Acquisition Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date); and (iii) each of the Reddy Parties shall have complied in all material respects with all covenants in this Agreement applicable to it.

(i)            Acquisition Transaction Expenses.  The Company shall have paid, or shall have committed to pay simultaneously with the Acquisition Closing, all Acquisition Transaction Expenses that have accrued and remain unpaid as of the Acquisition Closing Date.

(j)            Share Certificates.  The Company shall have delivered to the Investor validly issued certificates representing the Investor Acquisition Closing Shares.

(k)           First Lien Indenture.  The terms of the First Lien Indenture shall have been amended as of the Effective Date as contemplated by the Plan and, among other things, shall permit the consummation of the Arctic Acquisition and the purchase and sale of the Investor Acquisition Closing Shares as contemplated by Section 1.2 hereof and shall be otherwise satisfactory in all respects to the Investor.

(l)            Officer’s Certificate.  The Investor shall have received on and as of the Acquisition Closing Date a certificate of the chief financial officer or chief accounting officer of the Company confirming that the conditions set forth in Section 7.1(b) and Section 7.1(h) have been satisfied.

(m)          Arctic Acquisition.  The Company shall have complied in all respects with the covenants set forth in Section 4.15, the definitive documentation and the terms and conditions on which the Arctic Acquisition is to be consummated on terms and in form and substance in all respects acceptable to the Investor in its sole discretion, the conditions to the closing of the Arctic Acquisition set forth in the definitive documentation shall have been satisfied and the closing of the Arctic Acquisition shall occur simultaneously with the Acquisition Closing.

(n)           Investor Minimum Take Up Condition.  Upon the Acquisition Closing, the Investor Minimum Take Up Condition shall have been satisfied.

(o)           Investor Equitization.  The Investor Equitization shall not have occurred.

Section 7.2            Conditions Precedent to Obligations of the Company.  The obligations of the Company to issue and sell the Investor Acquisition Closing Shares to the Investor at the Acquisition Closing pursuant to this Agreement are subject to the following conditions precedent, each of which may be waived in writing by the Company.

(a)           Initial Closing.  The Initial Closing shall have occurred and the Restructuring Transactions contemplated by this Agreement and the transactions contemplated by the Plan and the Restructuring Support Agreement shall have been consummated, or, if not so consummated, the conditions set forth in Article VI shall have been satisfied and the Initial Closing shall be consummated concurrently with the Acquisition Closing, subject to the satisfaction of the conditions set forth in Section 7.2(b) and Section 7.2(c) below.

(b)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Arctic Acquisition or the transactions contemplated by Section 1.2 hereof shall have been entered, issued, rendered or made, nor shall any Proceeding have been brought by or before a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the Arctic Acquisition or the transactions contemplated by Section 1.2 hereof illegal, void or rescinded.

(c)           HSR Act and Foreign Competition Laws.  If the purchase of the Investor Acquisition Closing Shares by the Investor pursuant to this Agreement is subject to the terms of the HSR Act or any foreign competition Laws, the applicable waiting periods shall have expired or been terminated thereunder with respect to such purchase.

(d)           Representations and Warranties and Covenants.  (i) Each of the representations and warranties of the Investor in this Agreement that shall be true and correct at and as of the date hereof and as of the Acquisition Closing Date as if made at and as of the Acquisition Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date) and (ii) the Investor shall have complied in all material respects with all covenants in this Agreement applicable to it.

Section 7.3            Frustration of Conditions to Acquisition Closing.  No party hereto may rely, either as a basis for not consummating the Arctic Acquisition, the purchase and sale of the Investor Acquisition Closing Shares or terminating this Agreement and abandoning the other transactions contemplated to occur at the Acquisition Closing, on the failure of any condition set forth in Section 7.1 or Section 7.2, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use its commercially reasonable efforts to consummate the Arctic Acquisition, the purchase and sale of the Investor Acquisition Closing Shares and such other transactions.

ARTICLE VIII
CONDITIONS TO THE EQUITIZATION CLOSING

Section 8.1            Conditions Precedent to Obligations of the Investor.  The obligation of the Investor to purchase the First Lien Equitization Shares at the Equitization Closing is subject to the following conditions precedent, each of which may be waived in writing by the Investor.

(a)           Initial Closing.  The Initial Closing shall have occurred and the Restructuring Transactions contemplated by this Agreement and the transactions contemplated by the Plan and the Restructuring Support Agreement shall have been consummated, or, if not so consummated, the conditions set forth in Article VI shall have been satisfied and the Initial Closing shall be consummated concurrently with the Equitization Closing, subject to the satisfaction of the other conditions set forth below in this Section 8.1.

(b)           Arctic Termination.  An event constituting an Arctic Termination shall have occurred.

(c)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Investor Equitization or the transactions contemplated by Section 1.3 hereof shall have been entered, issued, rendered or made, nor shall any Proceeding have been brought by or before a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the Investor Equitization or the transactions contemplated by Section 1.3 hereof illegal, void or rescinded.

(d)           HSR Act and Foreign Competition Laws.  If the purchase of the First Lien Equitization Shares by the Investor pursuant to this Agreement is subject to the terms of the HSR Act or any foreign competition Laws, the applicable waiting periods shall have expired or been terminated thereunder with respect to such purchase.

(e)           Valid Issuance; Share Certificates.  The First Lien Equitization Shares shall be, upon delivery of the Equitization Notes as payment therefor as provided herein, validly issued, fully paid, non-assessable and free and clear of all Taxes, Encumbrances, pre-emptive rights, rights of first refusal, subscription and similar rights, except for any restrictions on transfer as may be imposed by applicable Law and the Company shall have delivered to the Investor validly issued certificates representing the First Lien Equitization Shares.

(f)            Notices and Consents.  All other governmental and third party notifications, filings, waivers, authorizations and Consents necessary or required for the consummation of the Investor Equitization or the transactions contemplated by Section 1.3 hereof shall have been made or received and shall be in full force and effect.

Section 8.2            Conditions Precedent to Obligations of the Company.  The obligations of the Company to issue and sell the First Lien Equitization Shares to the Investor at the Equitization Closing pursuant to this Agreement are subject to the following conditions precedent, each of which may be waived in writing by the Company.

(a)           Initial Closing.  The Initial Closing shall have occurred and the Restructuring Transactions contemplated by this Agreement and the transactions contemplated by the Plan and the Restructuring Support Agreement shall have been consummated, or, if not so consummated, the conditions set forth in Article VI shall have been satisfied and the Initial Closing shall be consummated concurrently with the Equitization Closing, subject to the satisfaction of the conditions set forth below in this Section 8.2.

(b)           Arctic Termination.  An event constituting an Arctic Termination shall have occurred.

(c)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Investor Equitization or the transactions contemplated by Section 1.3 hereof shall have been entered, issued, rendered or made, nor shall any Proceeding have been brought by or before a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the Investor Equitization or the transactions contemplated by Section 1.3 hereof illegal, void or rescinded.

(d)           HSR Act and Foreign Competition Laws.  If the purchase of the First Lien Equitization Shares by the Investor pursuant to this Agreement is subject to the terms of the HSR Act or any foreign competition Laws, the applicable waiting periods shall have expired or been terminated thereunder with respect to such purchase.

(e)           Delivery of Equitization Notes.  The Investor shall have delivered to the Company the Equitization Notes, duly endorsed to effect legal transfer to the Company, and such other documentation reasonably requested by the Company to effect legal transfer and cancellation of the Equitization Notes.

Section 8.3            Frustration of Conditions to the Equitization Closing.  No party hereto may rely, either as a basis for not consummating the Investor Equitization, the purchase and sale of the First Lien Equitization Shares or terminating this Agreement and abandoning the other transactions contemplated to occur at the Equitization Closing, on the failure of any condition set forth in Section 8.1 or Section 8.2, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use its commercially reasonable efforts to consummate the Investor Equitization, the purchase and sale of the First Lien Equitization Shares and such other transactions.

ARTICLE IX
TERMINATION

Section 9.1            Termination by Investor.  This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time by the Investor by written notice to the Company:

(a)           if the Company shall not have commenced solicitation of the Plan in accordance with section 1126(b) of the Bankruptcy Code on or before April 11, 2012;

(b)           if the Company does not file an executed copy of this Agreement, together with all of the exhibits and schedules hereto (as redacted pursuant to Section 4.3), with the Bankruptcy Court on the Petition Date (if it occurs);

(c)           if any of the conditions set forth in Section 6.1(m), Section 6.1(o), Section 6.1(t) and Section 6.1(w) with respect to the Initial Closing and Section 7.1(h), Section 7.1(j) and Section 7.1(l) with respect to the Acquisition Closing become incapable of fulfillment and such condition is not able to be fulfilled within five (5) days, or, if able to be fulfilled within five (5) days, is not fulfilled prior to the earlier of (x) the End Date and (y) five (5) days after written notice of such condition is given to the Company by the Investor;

(d)           if the Bankruptcy Court shall not have entered the Confirmation Order on or prior to May 18, 2012;

(e)           if the Petition Date shall not have occurred on or prior to April 12, 2012;

(f)            if the Effective Date has not occurred on or prior to June 5, 2012 (the “End Date”);

(g)           if the Restructuring Support Agreement shall have been terminated as to (i) the Investor, (ii) the Company or (iii) holders of First Lien Notes and Second Lien Notes accounting for more than 50% of the aggregate First Lien Notes and Second Lien Notes held by all noteholders party thereto;

(h)           if the Bankruptcy Court enters an Order (i) directing the appointment of an examiner with expanded powers or a trustee, (ii) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing any of the Chapter 11 Cases;

(i)            if any Reddy Party (or any of their direct or indirect equity owners) makes a public announcement, enters into an agreement, or files any pleading or document with the Bankruptcy Court, evidencing its intention to support or participate in, or otherwise supports or participates in, any Inconsistent Transaction (other than as permitted by Section 4.16(b)); or

(j)            if the Company fails to pay all invoiced Transaction Expenses or Acquisition Transaction Expenses, as the case may be, in accordance with Section 1.5 on or prior to the fifth calendar day after written notice requesting payment is given to the Company by the Investor.

Section 9.2            Termination by the Company.  Prior to the entry of the Confirmation Order, this Agreement may be terminated and the Contemplated Transactions may be abandoned by the Company by written notice to the Investor, in the event that the Company Board approves an Inconsistent Transaction (pursuant to a definitive agreement) after determining in good faith (after consultation with its outside legal counsel and its independent financial advisor or advisors) that the terms of such Inconsistent Transaction are superior to the terms of this Agreement and the Plan, taking into account all legal, financial, regulatory and other aspects of such Inconsistent Transaction, the likely time to consummation of the Inconsistent Transaction, and any amendments to this Agreement and the Plan proposed by the Investor during the Match Period; provided, that in order for the termination of this Agreement pursuant to this Section 9.2 to be effected, the Company shall first have complied in all respects with the provisions of Section 4.16 and simultaneously with delivery by the Company to the Investor of notice of such termination the Company shall have made the payments contemplated by Section 9.6 by wire transfer of immediately available funds to an account designated by the Investor.

Section 9.3            Termination by Mutual Agreement.  This Agreement may be terminated at any time by written consent of the Company and the Investor.

Section 9.4            Arctic Termination.  The transactions contemplated by Section 1.2 hereof may be abandoned, and this Agreement shall be considered terminated with respect thereto, at any time by the Investor if an Arctic Termination event shall have occurred.

Section 9.5            Effect of Termination.

(a)           In the event of termination of this Agreement in accordance with this Article IX, except as set forth in Section 9.6 below, the provisions of this Agreement shall immediately become void and of no further force or effect (other than Section 1.5, Section 1.6, Article IX, Article X, Article XI and Article XII, and other than in respect of any liability of any party for any breach of this Agreement prior to such termination, which shall in each case expressly survive any such termination).

(b)           Each of the Reddy Parties hereby acknowledges and agrees and shall not dispute that, after the Petition Date, the giving of notice of termination by the Investor pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and each of the Reddy Parties hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice).

Section 9.6            Liquidated Damages.

(a)           In the event of a termination of this Agreement prior to the Initial Closing pursuant to Section 9.1(a), Section 9.1(b), Section 9.1(c), Section 9.1(e), Section 9.1(i) or Section 9.2, whether or not parties are then party, voluntarily or involuntarily, to a Proceeding under the Bankruptcy Code and whether in connection with the Restructuring, the Restructuring Support Agreement, the Plan or any other in- or out-of-court restructuring, including a plan under the Bankruptcy Code sponsored by the Company or any other Person, and at the time of such termination the Investor has not breached any of its representations, warranties, covenants or agreements under this Agreement in any material respect, then the Company will pay the Investor, as liquidated damages, a payment of $10,000,000 other than in the event of a termination pursuant to Section 9.1(c), with respect to the closing conditions set forth in Section 6.1(t)(i), Section 6.1(w) (with respect to Section 6.1(b) or Section 6.1(t)(i)), Section 7.1(h) or Section 7.1(l).  The parties acknowledge and agree that any payment to be made to the Investor pursuant this Section 9.6 shall be a general unsecured claim of Reddy Corp.

(b)           Any such payments pursuant to this Section will be earned and payable by the Company to the Investor immediately upon the effective date of the termination of this Agreement.  The Investor and the Company agree that it would be impractical and extremely difficult to determine the extent of any damages to the Investor that might result from a termination of this Agreement by the Company under such circumstances.  Therefore, the parties acknowledge and agree that any payment to the Investor made pursuant this Section 9.6 will be paid as liquidated damages and the parties’ good faith estimate of the actual potential damages to the Investor for any such termination.

ARTICLE X
INDEMNIFICATION

Section 10.1          Indemnification.

(a)           Whether or not the Rights Offering, the Investor Equitization or the Arctic Acquisition are consummated or this Agreement is terminated, and notwithstanding any investigation on the part of the Investor, the Reddy Parties (in such capacity, the “Indemnifying Parties”) shall jointly and severally indemnify and hold harmless the Investor and its Affiliates, members, partners, equityholders, officers, directors, employees, Representatives, agents, advisors and controlling persons (each, in such capacity, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses (including counsel fees), joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or Proceeding (collectively, “Actions”) with respect to the Rights Offering, this Agreement, the Investor Equitization, the purchase of Investor Acquisition Closing Shares, the Plan (or the solicitation thereof), the Chapter 11 Cases or the Contemplated Transactions, including payment of the Transaction Expenses and the Acquisition Transaction Expenses, if any, distribution of the Rights, purchase and sale of Investor Shares in connection with the Rights Offering, purchase and sale of Investor Initial Closing Shares and purchase and sale of Investor Acquisition Closing Shares or First Lien Equitization Shares, as the case may be, pursuant to this Agreement or any breach by the Reddy Parties of this Agreement (for the avoidance of doubt, other than a breach of the representations and warranties made in Article II), in each case, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, monitoring, responding to or defending any of the foregoing; provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from fraud on the part of such Indemnified Person.

(b)           If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations.

(c)           The Indemnifying Parties agree also that no Indemnified Person shall have any liability based on their exclusive or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of the Indemnifying Parties or any other Person in connection with or as a result of the Rights Offering, the purchase of Investor Acquisition Closing Shares, the Investor Equitization, this Agreement, the Plan (or the solicitation thereof), the Chapter 11 Cases or the Contemplated Transactions, except as to any Indemnified Person to the extent that any losses, claims, damages, liability or expenses incurred by the Company are finally judicially determined to have resulted from fraud of such Indemnified Person.  The indemnity and reimbursement obligations of the Indemnifying Parties under this Article X are in addition to, and do not limit, the Company’s obligations under Section 1.5, Section 1.6 and Section 11.12, shall be in addition to any liability that the Indemnifying Parties may otherwise have to an Indemnified Person (including as a result of any breach of this Agreement) and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Parties and any Indemnified Person.

(d)           An Indemnified Person shall give written notice to the Indemnifying Parties of any claim with respect to which indemnification under this Article X is sought promptly after discovery by such Indemnified Person of the matters giving rise to such claim for indemnification; provided that (i) the omission so to notify the Indemnifying Parties will not relieve the Indemnifying Parties from any liability that it may have hereunder except to the extent it has been actually and materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Parties will not relieve the Indemnifying Parties from any liability that it may have to an Indemnified Person otherwise than on account of this Article X.  In case any Actions are brought against any Indemnified Person and such Indemnified Person notifies the Indemnifying Parties of the commencement thereof, if the Indemnifying Parties commits in writing to fully indemnify and hold harmless the Indemnified Person with respect to such Actions, without regard to whether any Closing occurs, the Indemnifying Parties will be entitled to participate in such Actions, and, to the extent that such Indemnifying Parties may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Actions include both such Indemnified Person and the Indemnifying Parties and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Parties, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Actions on behalf of such Indemnified Person.  Following the date of receipt of such indemnification commitment from the Indemnifying Parties and notice from the Indemnifying Parties to such Indemnified Person of its election so to assume the defense of such Actions, the Indemnifying Parties shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof after such date unless (w) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (x) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person at the Indemnifying Parties’ expense within a reasonable time after notice of commencement of the Actions, (y) after the Indemnifying Parties assumes the defense of such Actions, such Indemnified Person reasonably determines that the Indemnifying Parties is failing to diligently defend against such Actions in good faith or (z) the Indemnifying Parties shall have authorized in writing the employment of counsel for such Indemnified Person.

(e)           The Indemnifying Parties shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Actions in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Actions, (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (iii) does not impose injunctive or other equitable relief against such Indemnified Person that could interfere with or materially adversely affect the business, operations or assets of such Indemnified Person.

(f)            The indemnification rights contained in this Article X shall survive each Closing and are not limited or deemed waived by any investigation at any time made by or on behalf of any party hereto with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of or compliance with, any representation or warranty made by or on behalf of any party hereto.

ARTICLE XI
MISCELLANEOUS

Section 11.1          No Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive any Closing.

Section 11.2          Amendments and Waivers.  Any term of this Agreement may be amended or modified and the compliance with any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only if such amendment, modification or waiver is signed, in the case of an amendment or modification, by the Investor and the Company, and, in the case of any waiver, by the applicable party whose rights are being waived.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

Section 11.3          Notices, etc..  Except as otherwise provided in this Agreement, all notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

(a)	if to the Investor or one or more of its Affiliates

Centerbridge Capital Partners II, L.P.
375 Park Avenue, 12th Floor
New York, NY 10152
	Attention:	Steven Silver and Vivek Melwani

with a copy to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
	Attention:	Anup Sathy, P.C. and Jon A. Ballis, P.C.
	Fax:	(312) 862-2200

(b)	if to the Company or any other Reddy Party to:

Reddy Ice Corporation
8750 North Central Expressway, Suite 800
Dallas, TX 75231
Attention: Steven J. Janusek
Facsimile No.: (214) 528-1532

with copies (which shall not constitute notice) to:

DLA Piper LLP
1251 Avenue of the Americas
New York, NY 10020
Attention: Gregg Galardi, Esq. and Jamie Knox, Esq.
Facsimile: (212) 884-8692

Any such notice, demand or other communication shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, three (3) days after being mailed as described above, and (iv) if sent by written telecommunication prior to 5:00 PM local time of the recipient on a Business Day, when dispatched, otherwise on the next Business Day immediately following the date of such dispatch, in either case, with confirmation to follow pursuant to any of clauses (i) through (iii).

Section 11.4          Assignments.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties.  Notwithstanding the previous sentence, any Investor’s rights, obligations or interests hereunder may be assigned, delegated or transferred, in whole or in part by the Investor: (i) to any Person that the Investor controls or is under common control with or (ii) to any Affiliate of the Investor over which the Investor, or any of its Affiliates, exercises investment authority (including any Related Fund of the Investor); provided, that any such assignee assumes the obligations of the Investor hereunder and agrees in writing prior to such assignment to be bound by the terms of this Agreement in the same manner as the Investor.  Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations.

Section 11.5          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.6          Entire Agreement.  Except as expressly set forth herein, this Agreement, the Confidentiality Agreement, the Plan and the Restructuring Support Agreement (and the agreements referenced therein) constitute the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 11.7          Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or portable document format (PDF) or similar format signatures), each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 11.8          Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Delaware, without giving effect to the conflicts of law principles thereof.

Section 11.9          Submission to Jurisdiction.  Each of the parties hereto irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement and the Contemplated Transactions hereby.  Each of the parties hereto agrees not to commence any Proceeding relating hereto or thereto except in the courts described above in Delaware, other than Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the Contemplated Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c)that (i) the Proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all Proceedings contemplated by this Section 11.9 shall be brought in the Bankruptcy Court.

Section 11.10       WAIVER OF TRIAL BY JURY.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11       Further Assurances.  From time to time after the date of this Agreement, the parties hereto will execute, acknowledge and deliver to the other parties hereto such other documents, instruments and certificates, and will take such other actions, as any other party hereto may reasonably request in order to consummate the Contemplated Transactions.

Section 11.12                          Specific Performance.  The Reddy Parties and the Investor acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Reddy Parties and the Investor agree that each of them shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce its rights and obligations hereunder not only by a Proceeding or Proceedings for damages but also by a Proceeding or Proceedings for specific performance, injunctive or other equitable relief.  The right to equitable relief, including specific performance or injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement.  Each of the Reddy Parties and the Investor hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies.

Section 11.13                          Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 11.14                          Interpretation; Rules of Construction.  When a reference is made in this Agreement to Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (v) the word “or” shall not be exclusive and shall be read to mean “and/or”; (vi) references herein to an agreement, instrument, document, disclosure statement or offering memorandum means such agreement, instrument, document, disclosure statement or offering memorandum as amended, supplemented and modified from time to time (including all exhibits, term sheets and schedules annexed thereto and certificates, instruments or any other documents delivered pursuant thereto) to the extent permitted by the provisions thereof and not prohibited by this Agreement; and (vii) the phrase “made available” means posted in the electronic data room, established at https://collaborate3.dlapiper.com/eRoom/ReddyIce/ProjectPacerBondholders for the purpose of the Contemplated Transactions, on or prior to the close of business on April 1, 2012 and has continuously remained posted in such electronic data room thereafter and through the date of this Agreement.  Unless expressly set forth herein to the contrary, any provision of this Agreement granting a party the right to approve, accept, adopt or consent to any action or document shall be deemed to grant to such party the right to do so in such party’s sole and absolute discretion with regard to its own interest only and without regard to the interest of any other Person.  If any payment or other obligation is due on any day which is not a Business Day, such obligation shall be automatically extended to the next Business Day.  The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

Section 11.15                          Disclosure.  Unless otherwise required by applicable Law or as permitted by the Confidentiality Agreement, the Reddy Parties will not, without the Investor’s prior written consent, disclose to any Person the identity of the Investor and the investment commitment of the Investor, other than to the Reddy Parties’ Representatives, in each case in connection with the Contemplated Transactions.

ARTICLE XII
DEFINITIONS

Section 12.1                                Defined Terms.  As used in this Agreement the following terms have the following respective meanings.

“Acquisition Closing” has the meaning given to such term in Section 1.4(b).

“Acquisition Closing Date” has the meaning given to such term in Section 1.4(b).

“Acquisition Transaction Expenses” means the reasonable and documented fees, costs, expenses, disbursements and charges of the Investor paid or payable to third parties incurred in connection with, or relating to the diligence, negotiation, preparation or implementation (including legal, accounting, business strategy, advisory and consulting services) of this Agreement solely as it relates to the Arctic Acquisition, the purchase of the Investor Acquisition Closing Shares or the transactions specifically contemplated by the foregoing, and the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including the collection of any fees or expenses owing under this Agreement), which shall include but is not limited to, the reasonable and documented fees, costs and expenses of the advisors, agents and Representatives for the Investor, but shall not include, for the avoidance of doubt, any Transaction Expenses.

“Actions” has the meaning given to such term in Section 10.1(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Affiliated Group” has the meaning given to such term in Section 1504(a) of the Code.

“Agreement” has the meaning given to such term in the Preamble.

“Agreement Motion” has the meaning given to such term in Section 4.3.

“Agreement Order” means an order entered by the Bankruptcy Court granting the Agreement Motion, which shall be in form and substance reasonably acceptable to the Investor.

“Allowed Second Lien Notes Claim” has the meaning given to such term in the Plan.

“Arctic Acquisition” means, with respect to Arctic Glacier Income Fund (“Arctic”), a transaction that results in the Company’s direct or indirect acquisition in any manner, including by way of a tender offer, exchange offer, merger, consolidation, share exchange, joint venture, partnership, dissolution, liquidation, recapitalization, reorganization, other business combination or similar transaction, of beneficial ownership of at least 70% of the equity securities entitled to vote generally in the election of directors calculated on a fully-diluted basis, taking into account any securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise) on an as- converted, exchanged or exercised basis, or of all or substantially all of the consolidated assets of Arctic and its Subsidiaries taken as a whole.

“Arctic Termination” has the meaning given to such term in Section 1.4(c).

“Audited Financial Statements” has the meaning given to such term in Section 2.11.

“Bankruptcy Code” has the meaning given to such term in the Recitals.

“Bankruptcy Court” has the meaning given to such term in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases or the Contemplated Transactions, and any Local Rules of the Bankruptcy Court.

“Business Day” means any day other than a Saturday, Sunday or a “legal holiday,” as defined in Bankruptcy Rule 9006(a) or any other day on which commercial banks in New York, New York are not required to be open for business.

“Chapter 11 Cases” has the meaning given to such term in the Recitals.

“Closing” has the meaning given to such term in Section 1.4(c).

“Closing Date” has the meaning given to such term in Section 1.4(c).

“Code” has the meaning given to such term in Section 2.15(b)(i).

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning given to such term in the Preamble.

“Company Benefit Plan” has the meaning given to such term in Section 2.15(a).

“Company Board” means the board of directors of the Company.

“Company IP Rights” has the meaning given to such term in Section 2.12(a).

“Company Transaction Expenses” means, to the extent not paid before the Effective Date, all fees, costs, expenses, disbursements and charges (including fees, costs, expenses, disbursements and charges of any subscription agent, information agent, dealer manager, legal counsel, investment bankers, brokers or other representatives and consultants and associated expenses) incurred by or on behalf of, or to be paid by, any of the Reddy Parties in connection with or relating to the diligence, negotiation, preparation or implementation of this Agreement, the Rights Offering, the Investor Equitization, the Arctic Acquisition or any of the transactions contemplated by the foregoing or by the Plan or the Restructuring Support Agreement.

“Confidentiality Agreement” means the Confidentiality Agreement dated March 1, 2012 (as amended March 14, 2012 and March 27, 2012) by and between the Company and the Investor.

“Confirmation Date” has the meaning given to such term in Section 4.1(e).

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Investor.

“Consent” means any approval, consent, ratification, waiver or other authorization of any Person (including any Governmental Body).

“Contemplated Transactions” means any or all of the transactions contemplated by this Agreement, the Plan and the Restructuring Support Agreement, including the issuance of the Rights Offering Shares, the Unsubscribed Shares, the Investor Shares, the First Lien Equitization Shares and the Investor Acquisition Closing Shares.

“Contract” means any agreement, contract, obligation, promise, understanding, commitment or undertaking, whether written or oral.

“Determination Date” has the meaning given to such term in Section 1.1(c).

“DGCL” has the meaning given to such term in Section 2.27.

“DIP Facility” means that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, to be dated on or about the Petition Date, among Reddy Corp., as Borrower, the Company, as Guarantor, certain other Subsidiaries of the Company party thereto, as Guarantors, Macquarie Bank Limited, as Administrative Agent and Lender, and the other lenders party thereto.

“Disclosure Statement” means the disclosure statement or offering memorandum that relates to the Restructuring, as such disclosure statement may be amended, modified or supplemented (including all exhibits, term sheets and schedules annexed thereto or referred to therein).

“Disclosure Statement Hearing” means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code, as the same may be adjourned or continued from time to time.

“Effective Date” has the meaning given to such term in the Recitals.

“Effective Date Charter” has the meaning given to such term in Section 2.2.

“Eligible Holders” each holder of an Allowed Second Lien Notes Claim as of the Voting Record Date or its investment advisor, manager, intermediary or nominee.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, license, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“End Date” has the meaning given to such term in Section 9.1(f).

“Environmental Laws” means all Laws relating to pollution or the regulation or protection of human or animal health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Materials Transportation Uniform Safety Act, as amended (49 U.S.C. 5101 et seq.); the National Traffic and Motor Vehicle Safety Act, as amended (49 U.S.C. § 30101 et seq.); Commercial Motor Safety Act, as amended (49 U.S.C. § 31101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); the rules and regulations promulgated by the Federal Motor Carrier Safety Administration, and, in each case, their foreign, state, provincial, municipal and local counterparts or equivalents.

“Equitization Closing” has the meaning given to such term in Section 1.4(c).

“Equitization Closing Date” has the meaning given to such term in Section 1.4(c).

“Equitization Notes” has the meaning given to such term in Section 1.3.

“ERISA” has the meaning given to such term in Section 2.15(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated pursuant thereto.

“Exchange Act Documents” has the meaning given to such term in Section 2.10(a).

“Execution Date” has the meaning given to such term in Section 1.5(a).

“Exercise Price” means $7.1377853.

“Exit Facility” means the credit facility to be entered into by the Reddy Parties upon the Effective Date, the proceeds of which will be used, among other things, to repay all Indebtedness under and terminate the DIP Facility substantially on the terms set forth in Exhibit F.

“Exit Facility Documentation” has the meaning given to such term in Section 4.11.

“Final Order” means an order, ruling or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court) that:  (i) is in full force and effect; (ii) is not stayed; and (iii) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari; provided, however, that the possibility that a motion under Rule 50 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order.

“Financial Statements” has the meaning given to such term in Section 2.11.

“First Lien Equitization Shares” means a number of shares of Series A Preferred equal to 10,507,460.9.

“First Lien Notes” means the 11.25% senior secured notes due 2015, issued by Reddy Corp., pursuant to that certain Indenture (as amended, restated, supplemented or otherwise modified from time to time), dated as of March 15, 2010, by and among the Company and Reddy Corp., as issuer, and Wells Fargo Bank, N.A., as Trustee.

“Fundamental Representations” means the representations and warranties contained in Section 2.1 (Organization of the Company), Section 2.2 (Capitalization of the Company), Section 2.3(c) (Organization and Capitalization of the Subsidiaries), Section 2.4(a) (Authority), Section 2.7 (Brokers or Finders) and Section 2.27 (State Takeover Statutes; Rights Plans).

“GAAP” means generally accepted accounting principles in the United States consistently applied.

“Governmental Body” means any federal, state, provincial, local or foreign government or any agency, bureau, board, commission, court, department, political subdivision, tribunal or other instrumentality thereof, or any federal, state, local or foreign court or arbitrator.

“HSR Act” means the Hart Scott Rodino Antitrust Improvement Act of 1976.

“Inconsistent Transaction” means any transaction, directly or indirectly through any Person, that is inconsistent with the Contemplated Transactions, including (i) a merger, consolidation, business combination, recapitalization, dissolution or refinancing of any of the

Reddy Parties (in one or a series of related transactions) on terms other than as set forth in this Agreement or the Plan, (ii) the issuance, sale, transfer, exchange or other disposition by any of the Reddy Parties of any equity interests (other than common equity issued in respect of any employee options), or all or substantially all of its assets, on terms other than as set forth in this Agreement or the Plan, (iii) the formulation, preparation, filing or prosecution of a plan, plan proposal, restructuring, restructuring proposal, liquidation or reorganization that does not contemplate a reorganization of the Reddy Parties on the terms set forth in the Plan, (iv) the acceptance by the Company of parties (other than the Investor and the other parties expressly contemplated by this Agreement and the Plan) as “equity investors” for the Rights Offering or any similar offering or transaction, (v) any other transaction or transactions rendering the Rights Offering or any other Contemplated Transaction no longer practicable or (vi) any other action that would reasonably be expected to prevent, interfere with, delay or impede in any way, the solicitation of votes on the Plan, the approval of the Disclosure Statement or the implementation or consummation of the Plan or the Contemplated Transactions.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) and including any “earn out” obligations, (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP consistently applied for the periods covered thereby, is classified as a capital lease, (vii) any interest rate or commodity swap agreements, (viii) any accrued interest, prepayment penalties and premiums on any of the foregoing, (ix) any deferred rent, revenue or compensation, (x) any liabilities classified as non-current liabilities as of any Closing in accordance with GAAP, (xi) any liabilities or obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, whether or not the Person that owns such assets or property has assumed or become liable for the payment of such liabilities or obligations, (xii) all liabilities under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or similar arrangements, and (xiii) all contingent obligations, including direct or indirect guarantees, in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (xii) above.

“Indemnified Person” has the meaning given to such term in Section 10.1(a).

“Indemnifying Parties” has the meaning given to such term in Section 10.1(a).

“Initial Closing” has the meaning given to such term in Section 1.4(a).

“Initial Closing Date” has the meaning given to such term in Section 1.4(a).

“Investor” has the meaning given to such term in the Preamble.

“Investor Acquisition Closing Amount” means the aggregate amount determined by the Investor in its sole discretion to be invested at the Acquisition Closing in connection with the consummation of the Arctic Acquisition (including, without limitation, amounts invested by the Investor to fund payments to be made pursuant to the Plan).

“Investor Acquisition Closing Shares” means a number of shares of Series A Preferred equal to the Investor Acquisition Closing Amount divided by the Exercise Price.

“Investor Equitization” has the meaning given to such term in Section 1.3.

“Investor Initial Closing Amount” means the sum of (a) $7.5 million plus (b) the product of (i) the quotient of $2,877,853 divided by the aggregate number of shares of Old Reddy Common Stock that are to receive any distribution pursuant to the Plan multiplied (ii) by the number of Old Reddy Equity Cash Out Shares.

“Investor Initial Closing Shares” means a number of shares of Series A Preferred equal to the Investor Initial Closing Amount divided by the Exercise Price.

“Investor Minimum Take Up Condition” means that the quotient, expressed as a percentage, of (a) the aggregate number of shares of Series A Preferred and New Common Stock acquired by the Investor and its Affiliates and Related Funds at the Initial Closing and the Acquisition Closing, divided by (b) the total number of shares of New Common Stock and Series A Preferred issued and outstanding as of immediately following the Acquisition Closing, is equal to or greater than 70%.

“Investor Shares” has the meaning given to such term in Section 1.1(e).

“IP Rights” means any and all of the following: (i) all United States, international and foreign patents and applications therefor (including design patents and design patent applications), and rights in patent disclosures and inventions, (ii) all common law trademarks, service marks, trade dress, trade names, domain names logos and corporate names and all trademark and service mark registrations and applications therefor throughout the world, and all goodwill associated with the foregoing, (iii) all copyrights, copyrightable works, copyright registrations and applications therefor, (iv) all trade secrets and other similar rights in confidential and proprietary information or know-how (“Trade Secrets”), (v) all Web addresses, sites and domain names and other locators associated with the Internet, (vi) all licenses related to any of the foregoing, and (vii) all rights arising out of or associated with any of the foregoing anywhere in the world.

“IRS” means the Internal Revenue Service and any Governmental Body succeeding to the functions thereof.

“Law” means any federal, state, local, municipal, foreign, international, multinational, provincial or other statute, law (including common law), writ, Order, decree,

guideline, policy, ordinance, rule, treaty, constitution, code, judicial or administrative doctrine, rule or regulation enacted, promulgated, issued, entered or enforced by any Governmental Body.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or its Subsidiaries.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries.

“Match Period” has the meaning given to such term in Section 4.16(b).

“Material Adverse Effect” means any event, change, effect, occurrence, development, circumstance or change of fact occurring after the date hereof that, individually, or taken together with all other event(s), change(s), effect(s), occurrence(s), development(s), circumstance(s) or change(s) of fact, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, customer or supplier relationships, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries taken as a whole or (b) would or would be reasonably expected to prevent or materially impair or delay the ability of a Reddy Party to consummate the Contemplated Transactions, other than any event, change, effect, occurrence, development, circumstance or change of fact to the extent resulting from (i) any change in applicable Laws or GAAP or the interpretation or enforcement thereof, (ii) any act of God or natural disaster, (iii) any change in geopolitical conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (iv) any change in the United States or global economy generally, capital, credit, debt or financial markets generally, or the industry in which the Company and its Subsidiaries operate or (v) the entry into this Agreement or the filing of the Chapter 11 Cases; provided, that the events, changes, effects, occurrences, developments, circumstances or changes of fact described in the case of the foregoing clauses (i) through (iv) shall be disregarded only if the effect or change does not have a disproportionately adverse impact on the Company and its Subsidiaries (taken as a whole) relative to other businesses in the industry in which the Company and its Subsidiaries operate.

“Material Contracts” has the meaning given to such term in Section 2.16(a).

“Monthly Financial Statements” has the meaning given to such term in Section 4.7.

“New Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company after giving effect to the Restructuring Transactions and the adoption of the Effective Date Charter.

“Notice of Superior Proposal” has the meaning given to such term in Section 4.16(b).

“Old Reddy Equity Cash Out Shares” means the aggregate number of shares of Old Reddy Common Stock with respect to which cash, and not New Common Stock, is to be distributed pursuant to the Plan.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Body or arbitrator.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of formation, certificate of limited partnership or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, any other entity or organization or a government or any department or agency thereof.

“Petition Date” means the date that the Chapter 11 Cases are commenced.

“Plan” has the meaning given to such term in the Recitals.

“Plan Supplement” has the meaning given to such term in the Plan.

“Proceeding” means any action, complaint, charge, arbitration, audit, hearing, investigation, inquiry, litigation or suit (whether civil, criminal, administrative, investigative or informal), condemnation, expropriation or other proceeding in eminent domain, commenced, pending, brought, conducted or heard by or before, or otherwise involving, any Governmental Body, including any of the foregoing, whether voluntary or involuntary, under the Bankruptcy Code.

“Purchase Notice” has the meaning given to such term in Section 1.1(c).

“Real Property” has the meaning given to such term in Section 2.19(c).

“Reddy Corp.” has the meaning given to such term in the Preamble.

“Reddy Parties” has the meaning given to such term in the Preamble.

“Registered IP Rights” has the meaning given to such term in Section 2.12(a).

“Related Fund” means, with respect to any Investor, (i) any fund, account or investment vehicle that is controlled or managed by (A) such Investor, (B) an Affiliate of such

Investor or (C) the same investment manager or advisor as such Investor or an Affiliate of such investment manager or advisor or (ii) any Person formed by any of the foregoing, individually or collectively, for the related to or for the purpose of consummating the Contemplated Transactions.

“Representatives” has the meaning given to such term in Section 4.10.

“Restructuring” has the meaning given to such term in the Recitals.

“Restructuring Support Agreement” means the Restructuring Support Agreement, dated as of the date of this Agreement (including all exhibits, term sheets and schedules annexed thereto and certificates and other instruments required to be delivered thereby), by and among the Reddy Parties, certain holders of the Second Lien Notes, certain holders of the First Lien Notes and the other parties thereto from time to time, as amended, supplemented or otherwise modified from time to time.

“Restructuring Transactions” means all of the transactions contemplated by this Agreement, the Plan and the Restructuring Support Agreement, other than the Arctic Acquisition, the issuance of the Investor Acquisition Closing Shares, the Investor Equitization and the issuance of the First Lien Equitization Shares.

“Rights” has the meaning given to such term in the Recitals.

“Rights Offering” has the meaning given to such term in the Recitals.

“Rights Offering Deadline” has the meaning given to such term on the Rights Offering Procedures.

“Rights Offering Documentation” has the meaning given to such term in Section 4.4.

“Rights Offering Motion” has the meaning given to such term in Section 4.4.

“Rights Offering Order” has the meaning given to such term in Section 4.4.

“Rights Offering Procedures” has the meaning given to such term in Section 1.1(a).

“Rights Offering Shares” has the meaning given to such term in the Recitals.

“Satisfaction Notice” has the meaning given to such term in Section 1.1(c).

“Second Lien Notes” means the 13.25% senior secured notes due 2015, issued by Reddy Corp., pursuant to that certain Indenture (as amended, restated, supplemented or otherwise modified from time to time), dated as of March 15, 2010, by and among the Company and Reddy Corp., as issuer, and Wells Fargo Bank, N.A., as Trustee.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated pursuant thereto.

“Senior Revolver Facility” means the $50 million revolving credit facility dated as of October 22, 2010 by and between Reddy Corp. and Macquarie Bank Limited as lender, and as of December 10, 2010, as administrative agent.

“Series A Preferred” has the meaning given to such term in the Recitals.

“Specified Issuances” means, collectively, (i) the distribution by the Company of the Rights to the Eligible Holders pursuant to the Plan, (ii) the distribution by the Reddy Parties of the New Common Stock to (subject to the terms of the Plan and the Restructuring Support Agreement) the Eligible Holders and the existing equityholders of the Company in accordance with the Plan, (iii) the issuance and sale by the Company of the Investor Shares to the Investor and of Rights Offering Shares to the holder of a Right upon exercise of such Right (including pursuant to Section 1.1(g)), including the issuance of any Unsubscribed Shares to the Investor pursuant to this Agreement, and (iv) the issuance and sale by the Company of the Investor Acquisition Closing Shares or the First Lien Equitization Shares, as the case may be, to the Investor pursuant to this Agreement.

“Specified Issuances Documentation” has the meaning given to such term in Section 4.13(b).

“Specified Issuances Steps” has the meaning given to such term in Section 4.13(a).

“Stockholders Agreement” means, with respect to the Company, a stockholders agreement in form and substance consistent with the Term Sheet attached hereto as Exhibit D and otherwise reasonably acceptable to the Investor.

“Subsidiary” means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.  Unless otherwise qualified, all references to a “Subsidiary” in this Agreement shall refer to the Subsidiary of the Company.

“Subscription Agent” has the meaning given to such term in Section 4.6(a).

“Superior Proposal” has the meaning given to such term in Section 4.16(b).

“Tax” means any foreign, federal, state, county, or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, value added, alternative minimum, capital gains, estimated, escheat, unemployment, environmental, employment, payroll, severance, social security (or similar), or withholding tax or other tax, duty, fee, assessment or charge of any kind whatsoever imposed by any Taxing Authority and any interest, fine, penalties or additions related thereto, including any item described in this definition that is attributable to another Person but for which the taxpayer is liable to pay by Law or contract.

“Tax Return” means all tax returns, statements, forms, reports or other documents (including elections, waivers or extensions, declarations, disclosures, schedules, estimates, information returns, attachments thereto and any amendment thereof) with respect to Taxes supplied or required to be supplied to any Taxing Authority.

“Taxing Authority” means any federal, state, provincial, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

“Transaction Expenses” means the reasonable and documented fees, costs, expenses, disbursements and charges of the Investor paid or payable to third parties incurred in connection with, or relating to the diligence, negotiation, preparation or implementation (including legal, accounting, restructuring, business strategy, advisory and consulting services) of this Agreement, the Rights Offering, the Investor Equitization or any of the transactions contemplated by the foregoing or by the Plan or the Restructuring Support Agreement, and the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including the collection of any fees or expenses owing under this Agreement), which shall include but is not limited to, (i) the reasonable and documented fees, costs and expenses of the advisors, agents and Representatives for the Investor (including, for the avoidance of doubt, the fees, costs and expenses of each of Kirkland & Ellis LLP, Wachtell Lipton Rosen & Katz and, pursuant to the terms of the engagement letter dated February 13, 2012, Houlihan Lokey) and (ii) filing fees (if any) required by the HSR Act or any foreign competition Laws and any expenses related thereto in accordance with Section 4.9 and Section 5.2, but shall not include, for the avoidance of doubt, any Acquisition Transaction Expenses.

“Unaudited Financial Statements” has the meaning given to such term in Section 2.11.

“Unsubscribed Shares” has the meaning given to such term in the Recitals.

“Voting Record Date” has the meaning given to such term in the Disclosure Statement.

“WARN Act” has the meaning given to such term in Section 2.21.

Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE REDDY PARTIES:

Reddy Ice Holdings, Inc.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Reddy Ice Corporation

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

INVESTOR:

Centerbridge Capital Partners II, L.P.

By:
Its:

By:	/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

Centerbridge Capital Partners SBS II, L.P.

By:
Its:

By:	/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

[Signature Page to Investment Agreement]

Exhibit A

See Exhibit 99.5.

Execution Copy

EXHIBIT B

REDDY ICE HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF
7.0% SERIES A CONVERTIBLE PREFERRED STOCK

The terms of the authorized 7.0% Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), of Reddy Ice Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), are as set forth below:

Section 1.                    Designation.  There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a new series of Preferred Stock designated as the Series A Preferred.  The number of shares constituting the Series A Preferred will be 100,000,000.

Section 2.                    Dividends.

2.1.      General Obligation.  If, as and when declared by the Corporation’s Board of Directors and to the extent not prohibited under the Delaware General Corporation Law (the “DGCL”), the Corporation shall pay preferential dividends in cash or as otherwise provided in Section 2.4 to the holders of the Series A Preferred as provided in this Section 2.  Dividends shall accrue on each share of the Series A Preferred (a “Share”) on a daily basis at the rate of 7.0% per annum on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation.  Such dividends shall accrue regardless of whether or not (a) such dividends have been declared, (b) there are profits or surplus (as defined in the DGCL) available for payment or (c) the Corporation is prohibited from paying dividends under applicable law, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends may be declared or paid with respect to any Junior Securities.  The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such Share.

2.2.      Dividend Reference Dates.  To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning [                 , 2012] (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

2.3.      Distribution of Partial Dividend Payments.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

2.4.      Payment of Dividends with Shares.  Notwithstanding any other provision of this Section 2, in the sole discretion of the Corporation, any dividends accruing on the Series A Preferred may be paid, in whole or in part, to each holder of Series A Preferred entitled to receive any such dividend in lieu of cash dividends by the issuance of additional Shares of Series A Preferred (including fractional Shares) having an aggregate Liquidation Value at the time of such payment equal to the aggregate amount of the dividends to be paid to any such holder; provided that if the Corporation pays less than the total amount of dividends then accrued on the Series A Preferred in the form of additional Shares, such payment in Shares shall be made pro rata among the holders of Series A Preferred based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.  If, as and when any Shares are issued under this Section 2.4 for the payment of accrued dividends, such Shares shall be deemed to be duly authorized, validly issued and outstanding, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

2.5.      Participating Dividends.  In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock (which shall be subject to Section 6.3), the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 3.                    Liquidation.

3.1.      Normal Liquidation.  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), which amount shall be paid before any distribution or payment is made upon any Junior Securities, and (ii) the amount to which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all of such holder’s Series A Preferred was converted into Conversion Stock immediately prior to such event, and the holders of Series A Preferred shall not be entitled to any further payment with respect to their Shares.  If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid under this Section 3.1, then the entire assets available to be distributed to the holders of the Series A Preferred shall be distributed pro rata

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among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder.  Not less than 30 days prior to the payment date stated therein, the Corporation shall deliver written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Junior Securities in connection with such liquidation, dissolution or winding up.

3.2.      Deemed Liquidation.  Any (i) consolidation or merger of the Corporation with or into another entity or entities (whether or not the Corporation is the surviving entity (the Corporation, such surviving entity or the acquirer(s) of assets contemplated by clause (ii), as applicable, the “Surviving Entity”)), (ii) sale or transfer by the Corporation of all or substantially all of its assets (determined for the Corporation together with its Subsidiaries on a consolidated basis), or (iii) sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or the holders thereof, in any case of (i), (ii) or (iii), as a result of which the holders of the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to such sale or issuance cease to own the Surviving Entity’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Surviving Entity’s Board of Directors shall be deemed to be a liquidation, dissolution and winding up of the Corporation (a “Deemed Liquidation”) for purposes of this Section 3.2.  Upon the election of the holders of a majority of the outstanding Shares delivered to the Corporation within 45 days after receipt of the Corporation’s notice to the holders of Series A Preferred of any such Deemed Liquidation, all of the holders of the Series A Preferred shall receive from the Corporation the amount payable with respect to the Series A Preferred upon a liquidation, dissolution or winding up of the Corporation under Section 3.1 in cancellation of all of their Shares upon the consummation of any such Deemed Liquidation.  Upon the election of the Corporation delivered to the holders of Series A Preferred within 45 days after delivery of the Corporation’s notice to the holders of Series A Preferred of any such Deemed Liquidation, the Corporation shall have the right to redeem the Series A Preferred for the amount payable with respect to the Series A Preferred upon a liquidation, dissolution or winding up of the Corporation under Section 3.1 upon the consummation of any such Deemed Liquidation; provided that such right shall be subject to the prior right of the holders of Series A Preferred to convert their shares in accordance with Section 6.1.

Section 4.                    Priority of Series A Preferred on Dividends and Redemptions.  So long as any shares of Series A Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series A Preferred; provided that the Corporation may repurchase shares of Common Stock or Preferred Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of agreements approved by the Corporation’s Board of Directors.

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Section 5.                    Voting Rights.

5.1.      Voting Rights.

(i)                                     The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws in the election of directors and as otherwise required by applicable law, and the holders of the Series A Preferred shall be entitled to vote, together with the holders of the Common Stock voting as a single class, on all matters submitted to the stockholders for a vote, with each share of Common Stock entitled to one vote per share and each Share entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

(ii)                                  In accordance with the provisions of § 242(b)(2) of the DGCL, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the class vote requirements set forth in § 242(b)(2) of the DGCL (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes).

Section 6.                    Conversion.

6.1.      Conversion Procedure.

(i)                                     Optional Conversion.  At any time, and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by calculating the product of the number of Shares to be converted multiplied by the Liquidation Value of each such Share and dividing such product by the Conversion Price then in effect.

(ii)                                  Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation.  At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii)                               Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering or any other transaction affecting the Corporation, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated.

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(iv)                              As soon as possible after a conversion of Series A Preferred has been effected (but in any event within three business days in the case of paragraph (a) below), the Corporation shall deliver to the converting holder:

(a)          a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b)         if such Share is converted under circumstances to which Section 6.6(ii) applies, a cash payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount, if any, payable under paragraph (ix) below with respect to such conversion;

(c)          if such Share is converted pursuant to Section 6.1(i) or Section 6.6(i), other than under circumstances to which Section 6.6(ii) applies, all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount, if any, payable under paragraph (ix) below with respect to such conversion, shall be paid either, in the sole discretion of the Corporation, (x) by the issuance of additional shares of Conversion Stock (including fractional shares) having an aggregate value (in the case of Section 6.6(i), based upon the gross offering price (after giving effect to underwriter discounts and commissions) in such IPO) at the time of such payment equal to the amount of the dividends to be paid plus the amount, if any, payable under paragraph (ix) below or (y) by cash payment in an amount equal to all accrued dividends with respect to each Share converted plus the amount, if any, payable under paragraph (ix) below; and

(d)         a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(v)                                 The Corporation shall declare the payment of all dividends payable under paragraph (iv)(b) and (iv)(c) above.  If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Series A Preferred being converted pursuant to paragraph (iv)(b) above, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

(vi)                              The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock.  Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be duly authorized, validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

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(vii)                           The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred.  The Corporation shall assist and cooperate with any holder of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).

(viii)                        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred.  All shares of Conversion Stock which are so issuable shall, when issued, be duly authorized, validly issued, fully paid and nonassessable and free and clear from all taxes, liens, charges and encumbrances.  The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance) subject to any necessary approvals by the Corporation’s stockholders required under such law, regulation or requirements.  The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

(ix)                                If any fractional interest in a share of Conversion Stock would, except for the provisions of this paragraph (ix), be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, may elect to pay an amount to the holder thereof equal to the fair market value of such fractional interest as of the date of conversion (determined jointly by the Corporation and the holders of a majority of the Series A Preferred (without applying any marketability, minority or other discounts)).

(x)                                   If the shares of Conversion Stock issuable by reason of conversion of Series A Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

6.2.                              Conversion Price.  The initial Conversion Price shall be $7.1377853.  In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to Sections 6.3, 6.4 and 6.5.

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6.3.      Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

6.4.      Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other similar transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to ensure that the Series A Preferred shall not be cancelled or retired as a result of such Organic Change and each of the holders of the Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change.  In each such case, the Corporation shall also make appropriate provisions to ensure that the provisions of this Section 6 and Section 7 shall thereafter be applicable to the Series A Preferred.  The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

6.5.      Notices.

(i)                                     Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)                                  The Corporation shall give written notice to all holders of Series A Preferred at least five (5) days prior to the date on which the Corporation closes its books or fixes a record date (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii)                               The Corporation shall also give written notice to the holders of Series A Preferred at least five (5) days prior to the date on which any Organic Change shall take place.

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6.6.      Mandatory Conversion.

(i)                                     Public Offering.  The Corporation shall require the conversion of all of the outstanding Series A Preferred hereunder upon the earlier of:

(a)          the consummation of a firm commitment underwritten Public Offering of shares of Common Stock in which (1) the aggregate price paid by the public (after giving effect to underwriter discounts and commissions) for such shares shall be (X) at least $75,000,000, if occurring prior to the closing of the Arctic Acquisition or (Y) at least $100,000,000, if occurring following the closing of the Arctic Acquisition, and (2) the price per share paid by the public (after giving effect to underwriter discounts and commissions) for such shares shall be at least 200% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering; and

(b)         the first date, following an initial Public Offering of shares of Common Stock, on which (1) the aggregate value of the “public float” of the Common Stock shall be at least (X) $75,000,000, if occurring prior to the closing of the Arctic Acquisition or (Y) $100,000,000, if occurring following the closing of the Arctic Acquisition, and (2) the public price per share of Common Stock shall be at least 200% of the Conversion Price then in effect, in the case of each of (1) and (2), determined by the price of the last reported trade, on at least twenty (20) trading days (whether consecutive or not) in a period of thirty (30) consecutive trading days (the period during which the condition set forth in this Section 6.6(i)(b) is satisfied, the “Measurement Period”).

Any mandatory conversion pursuant to this Section 6.6(i) shall only be effected, as applicable, (x) at the time of and subject to the closing of the sale of such shares by the Corporation or its stockholders pursuant to such Public Offering, in the case of clause (a), or (y) on the day following the last day of the Measurement Period, in the case of clause (b).  Upon any mandatory conversion pursuant to this Section 6.6(i), the holders of Series A Preferred shall surrender all of their stock certificates representing Series A Preferred in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series A Preferred in accordance with this Section 6.

(ii)                                  Performance.  In the event that the Net Debt Ratio is less than 3.0 on four consecutive Dividend Reference Dates, the Corporation shall within the thirty (30) day period following such fourth consecutive Dividend Reference Date require the conversion of all of the outstanding shares of Series A Preferred hereunder by (x) delivering written notice of such mandatory conversion to all holders of shares of Series A Preferred at least seven days prior to such conversion and (y) delivering payment of all accrued and unpaid dividends pursuant to Section 6.1(iv)(b).  Upon the payment of all accrued and unpaid dividends pursuant to Section 6.1(iv)(b), the holders of shares of Series A Preferred shall surrender all of their respective stock certificates representing shares of Series A Preferred in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such shares of Series A Preferred in accordance with this Section 6.

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Section 7.                    Purchase Rights.  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase capital stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 8.                    Registration of Transfer.  The Corporation shall keep at its principal office a register for the registration of Series A Preferred.  Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

Section 9.                    Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at the holder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10.              Definitions.

“Arctic Acquisition” means, with respect to Arctic Glacier Income Fund (“Arctic”), a transaction that results in the Corporation’s direct or indirect acquisition in any manner, including by way of a tender offer, exchange offer, merger, consolidation, share exchange, joint venture, partnership, dissolution, liquidation, recapitalization, reorganization, other business combination or similar transaction, of beneficial ownership of at least 80% of the equity securities entitled to vote generally in the election of directors calculated on a fully-diluted basis, taking into account any securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise) on an as- converted, exchanged or exercised basis, or of all or substantially all of the consolidated assets of Arctic and its Subsidiaries taken as a whole, in each case, without giving effect to any dispositions required by applicable law.

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“Cash” means, as of any date of determination, the aggregate consolidated cash (including bank balances) and cash equivalents of the Corporation and its Subsidiaries, excluding any such cash or cash equivalents that would appear as “restricted” on a consolidated balance sheet of the Corporation and its Subsidiaries, in each case as determined in accordance with GAAP.

“Common Stock” means, collectively, the Corporation’s Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Conversion Stock” means shares of the Corporation’s Common Stock, par value $0.0001 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean shares (or other units, as applicable) of the security issuable upon conversion of the Series A Preferred.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

“DGCL” has the meaning set forth in Section 2.1.

“EBITDA” means, for any period, the net income or loss of the Corporation and its Subsidiaries on a consolidated basis for such period, in each case, determined in accordance with GAAP, adjusted by excluding, to the extent included in the calculation of net income or loss and without duplication, (1) income tax expense, (2) consolidated interest expense, (3) depreciation and amortization expense, (4) any extraordinary items of income, cost or expense, (5)(a) any gains or losses attributable to the early extinguishment or conversion of indebtedness, (b) gains or losses on discontinued operations and asset sales, disposals or abandonments, (c) impairment charges or asset write-offs including, without limitation, those related to goodwill or intangible assets, long-lived assets, and investments in debt and equity securities, in each case, pursuant to GAAP, (d) professional expenses, severance expenses or integration costs incurred in connection with any mergers, acquisition or similar transactions, including the Arctic Acquisition and (e) any costs or expenses related to any offering of equity interests of the Corporation or any incurrence of indebtedness (in each case whether or not successful), (6) any non-cash items of income, cost or expense (other than to the extent such non-cash items of expense require an accrual or reserve for future cash expenses (provided that if such accrual or reserve is for contingent items, the outcome of which is subject to uncertainty, such non-cash items of expense shall added to net income and deducted when and to the extent actually paid in cash)), (7) transaction costs for the restructuring of the Corporation as contemplated by the Plan, the negotiation and consummation of the financing transactions in connection therewith and the other transactions contemplated in connection with the foregoing consummated on or before the date hereof, (8) non-cash valuation adjustments and (9) any expenses related to the repurchase of stock options.  EBITDA shall be calculated on a pro forma

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basis (and shall be calculated, except for pro forma adjustments reasonably contemplated by the Corporation which may be included in such calculations, otherwise in accordance with Regulation S-X under the Securities Act) to give effect to any material acquisitions consummated by the Corporation or of its Subsidiaries during any period as if each such material acquisition had been effected on the first day of such period; provided that such pro forma calculation shall be made with respect to only those Dividend Reference Dates occurring after the date of consummation of such acquisition, and EBITDA shall not be recalculated on such pro forma basis with respect to Dividend Reference Dates preceding such consummation for the purpose of determining satisfaction of the condition described in Section 6.6(ii) with respect to such prior Dividend Reference Dates.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business and “earn out” obligations), (iii)  all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, to the extent drawn, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) the amount of all monetary obligations under any leasing or similar arrangement appearing as a liability on the consolidated balance sheet of such Person in accordance with GAAP, (vii) all mark-to-market liabilities under any interest rate cap or swap agreement or foreign currency exchange agreement relating to any liabilities or obligations of such Person of the type described in clauses (i) through (vi) above (and not, for the avoidance of doubt, any commodity swap agreement or other similar agreement), (viii) any liabilities or obligations of a third party of the type described in clauses (i) through (vii) above secured by any property or assets owned by such Person, whether or not the Person that owns such assets or property has assumed or become liable for the payment of such liabilities or obligations, but in no event in excess of the fair market value of the applicable property and assets and (ix) all direct or indirect guarantees in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Series A Preferred or any other class or series of the Corporation’s capital stock which is senior to or pari passu with the Series A Preferred with respect to preference and priority on dividends and liquidations as permitted by the terms of the Series A Preferred hereunder or approved by a vote of the holders of the Series A Preferred as provided hereunder.

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“Liquidation Value” of any Share as of any particular date shall be equal to $7.1377853.

“Net Debt” means the difference, determined as of any date, of Indebtedness minus Cash.

“Net Debt Ratio” means, as of any date, the quotient of Net Debt as of such date divided by EBITDA for the twelve-month period ending on such date.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of Section 6.6, a Public Offering shall not include an offering made in connection with an employee benefit plan.

“Subsidiary” means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

Section 11.              Amendment and Waiver.

No amendment, modification, alteration, repeal or waiver of any provision of Section 2 to Section 12 shall be binding or effective without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series A Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding.

Section 12.              Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal

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executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Section 13.              Other Rights.  The shares of Series A Preferred shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Corporation’s certificate of incorporation or as provided by applicable law and regulation.

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Exhibit C

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re: REDDY ICE HOLDINGS, INC. and REDDY ICE CORPORATION, Debtors.	§ § § § § §	Case Nos.: 12- and 12- Chapter 11 Jointly Administered

RIGHTS OFFERING PROCEDURES

On April [     ], 2012, Reddy Ice Holdings, Inc. and Reddy Ice Corporation, as debtors and debtors in possession (collectively, the “Debtors” or the “Company”) filed the Debtors’ Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation (as it may be amended, modified, or supplemented from time to time, the “Plan”) and the Debtors’ Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation (as it may be amended, modified, or supplemented from time to time, the “Disclosure Statement”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.  Copies of the Plan and Disclosure Statement and related documents describing the Rights Offering can be obtained by going on the Debtors’ restructuring website (http://www.kccllc.net/ReddyIce) free of charge.

On April [       ], 2012, the Bankruptcy Court entered an order [Dkt. No. •] approving these procedures for participating in the rights offering (the “Rights Offering”) contemplated by, and to be implemented pursuant to, Articles III and V of the Plan.

All questions relating to these procedures, other documents associated with the Rights Offering or the requirements for participating in the Rights Offering should be directed to Kurtzman Carson Consultants LLC (the “Subscription Agent”), the rights offering agent retained by the Debtors in these Chapter 11 Cases at:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

1.                                      Rights Offering Overview

Pursuant to the Plan, the Debtors are seeking to have holders of Second Lien Notes exchange those Notes for their ratable share of (i) 6,094,327 shares of common equity of reorganized Reddy Holdings, subject to dilution in accordance with the other provisions of the Plan and a further distribution of certain of such shares upon the occurrence of certain events and (ii) New Preferred Stock of Reorganized Reddy Holdings pursuant to the Rights Offering (to the extent such holder elects to participate in the rights offering).  Further, in the event that Class 8B Reddy Holdings General Unsecured Claims votes as a class to accept the Plan, the holders of the Allowed Second Lien Notes Guarantee Deficiency Claims shall waive their right to participate in any distribution of the Reddy Holdings General Unsecured Claim Settlement Payments (which are two annual payments, each totaling $150,000, with the first to be made on the first anniversary of the Effective Date and the second payment to be made on the second anniversary of the Effective Date), and the remaining holders of Allowed Reddy Holdings General Unsecured Claims shall receive, in full and final satisfaction of each Allowed Reddy Holdings General Unsecured Claim, their Pro Rata share of the Reddy Holdings General Unsecured Claim Settlement Payments.  The Reddy Holdings General Unsecured Claim Settlement Payments are in complete satisfaction, settlement, discharge, and release of, all Claims and Causes of Action, including, but not limited to, any fraudulent conveyance or lien avoidance action relating to, in connection with or arising out of the Intercompany Claim.

Each holder of an Allowed Second Lien Notes Claim as of the record date (the “Record Date”) established by the Bankruptcy Court, (each an “Eligible Holder”), pursuant to the Rights Offering, has the non-transferable right to purchase the Reorganized Reddy Holdco Preferred Stock (which consists of shares of the 7.0% Series A Convertible Preferred Stock, with a par value of $0.01 per share, of Reorganized Reddy Holdings) (the “New Preferred Stock”) for a price equal to $7.1377853 per share (the “Rights Exercise Price”).  To exercise its right to purchase shares of New Preferred Stock (the “Subscription Rights”), the holder must complete the enclosed rights offering subscription exercise form (the “Rights Exercise Form”), which is being sent concurrently to each Eligible Holder entitling such holder to exercise its Subscription Rights and make the representations and warranties contained therein.  As fully described in sections 3 and 4 below, all holders must affirmatively make a binding election on the Rights Exercise Form to exercise its Subscription Rights on or prior to the Rights Offering Deadline and in accordance with the procedures set forth herein.  The Rights Exercise Form also indicates the Rights Exercise Price payable in connection with such an exercise.  Any reference to “Subscription Purchase Price” shall mean the Rights Exercise Price multiplied by the number of shares of New Preferred Stock such holder has properly elected to purchase in accordance with and subject to these procedures and the Rights Exercise Form.

“New Preferred Stock Pro Rata Share” of an Eligible Holder means the ratio (expressed as a percentage) of such holder’s Rights Participation Claim Amount (as defined below) to the aggregate amount of all Rights Participation Claim Amounts as of the Record Date, subject to adjustment as set forth below.

“Rights Participation Claim Amount” means, in the case of a Second Lien Notes Claim, the principal amount thereof plus prepetition accrued interest.

The Subscription Rights will not be transferable.  Only Eligible Holders entitled to exercise Subscription Rights on the Record Date and Subscription Nominees (as defined below) of such holders may submit completed Rights Exercise Forms.  Fractional shares shall not be issued; rather, the number of shares of New Preferred Stock available for purchase shall be rounded down to the nearest whole number, and no compensation shall be paid in cash in respect of such fractional shares.  Each Subscription Right can be exercised for one share of New Preferred Stock.

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Notwithstanding anything contained in the Plan to the contrary, under no circumstances shall any Holder of a Second Lien Notes Claim that is not entitled to vote on the Plan pursuant to the order approving the solicitation procedures with respect to the Plan have any Rights Participation Claim Amount with respect to any such Claim.

2.                                      The Investor Backstop

The Debtors will undertake and consummate the Rights Offering in the amount of $17.5 million.  To facilitate the consummation of the Rights Offering, pursuant to the Investment Agreement and as part of the transactions contemplated by the Plan, Centerbridge Capital Partners II, L.P. (and certain of its affiliates) (the “Investor”) has provided a backstop to the offering and has agreed, among other things, to purchase on the Effective Date of the Plan, at the Rights Exercise Price, the aggregate amount of New Preferred Stock that have not been subscribed for by Eligible Holders by the Rights Offering Deadline.

3.                                      Commencement/Expiration of the Rights Offering

The Rights Offering shall commence on the day upon which the Rights Exercise Forms are first mailed or made available to Eligible Holders (the “Rights Commencement Date”).  The Rights Offering shall expire at [•]:00 p.m. (Eastern Time) on [               ], 2012, the “Rights Offering Deadline”).  Each Eligible Holder intending to participate in the Rights Offering must affirmatively make a binding election to exercise its Subscription Rights on or prior to the Rights Offering Deadline in accordance with the provisions set forth in Section 4 below and in the Rights Exercise Form and submit payment for the shares of New Preferred Stock underlying such Subscription Rights on or prior to the Rights Offering Deadline in accordance with the provisions of Section 4 below.

To facilitate the exercise of the Subscription Rights, on the Rights Commencement Date, the Debtors will mail or cause to be mailed a Rights Exercise Form to each Eligible Holder or its intermediary as of the Record Date, together with instructions for the proper completion, due execution and timely delivery of the Rights Exercise Form to the Subscription Agent.

To the extent applicable and necessary, the Debtors will furnish or cause to be furnished Rights Exercise Forms to the record holders of Second Lien Notes Claims, including, without limitation, brokers, banks, dealers, or other agents or nominees (the “Subscription Nominees”).  Each Subscription Nominee will be entitled to receive sufficient copies of the Rights Exercise Form and Disclosure Statement for distribution to the beneficial owners of the Second Lien Notes Claims for whom such Subscription Nominee holds such Claims.

4.                                      Exercise of Subscription Rights

Each Eligible Holder that elects to participate in the Rights Offering (in such capacity, a “Participating Holder”) must affirmatively make a binding, irrevocable election to exercise its Subscription Rights before the Rights Offering Deadline.

Each Eligible Holder (other than the Investor) is entitled to participate in the Rights Offering solely to the extent of its Rights Participation Claim Amount.  Each Participating

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Holder may exercise all or any portion of such holder’s Subscription Rights pursuant to the procedures outlined below.

Exercise by Eligible Holders

For a beneficial Holder of a Second Lien Notes Claim to exercise its Subscription Rights, such Holder must return a duly completed Rights Exercise Form to its Subscription Nominee or otherwise instruct its Subscription Nominee as to its instructions for the Subscription Rights in accordance with procedures established by its Subscription Nominee, which, in turn, must (i) convey your subscription through the Depository Trust Company’s (“DTC”) Automated Subscription Offer Program (“ASOP”), so that such information is actually received by the Subscription Agent on or before the Rights Offering Deadline and (ii) pay to the Subscription Agent, by wire transfer of immediately available funds or bank cashier’s check, the Subscription Purchase Price, so that the payment of the Subscription Purchase Price is actually received by the Subscription Agent no later than one (1) Business Day after the Rights Offering Deadline in accordance with these procedures.

Failure to Exercise Subscription Rights

If, on or prior to the Rights Offering Deadline, the Subscription Agent for any reason does not receive from an Eligible Holder’s Subscription Nominee (i) a duly completed Rights Exercise Form or equivalent instructions from DTC (or if such Rights Exercise Form is incomplete or otherwise deficient) on or prior to the Rights Offering Deadline, and (ii) payment of the Subscription Purchase Price for any such Eligible Holder no later than one (1) Business Day after the Rights Offering Deadline, such Eligible Holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

Any attempt to exercise Subscription Rights after the Rights Offering Deadline shall be null and void and the Debtors or Reorganized Debtors shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Rights Offer Deadline regardless of when the documents relating thereto were sent.

The method of delivery of the Rights Exercise Form and any other required documents is at each Holder’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent.  If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended.  In all cases, you should allow sufficient time to ensure timely delivery prior to [5]:00 p.m. (Eastern Time) on the Rights Offering Deadline.

Payment for Subscription Rights

On the Rights Commencement Date or at such later date described above, the Debtors shall deliver or cause to be delivered to each Eligible Holder, along with the Rights Exercise Form and Disclosure Statement, a notice setting forth the number of shares of New Preferred Stock such Eligible Holder is entitled to purchase, such Holder’s total Subscription Purchase Price and instructions for payment of such Holder’s Subscription Purchase Price.

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If, no later than one (1) Business Day after Rights Offering Deadline set forth in such instructions, the Subscription Agent for any reason does not receive on behalf of the Eligible Holder immediately available funds by wire transfer or bank cashier’s check in an amount equal to the total Subscription Purchase Price for such Eligible Holder’s Subscription Rights, such Eligible Holder shall be deemed to have relinquished and waived its Subscription Rights.

Disputes, Waivers, and Extensions

Any and all disputes concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be addressed in good faith by the Debtors in consultation with the Investor, the determinations of which shall be final and binding.  The Debtors, in consultation with the Investor, and subject to Bankruptcy Court approval, may (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as they may determine in good faith to be appropriate, or (ii) reject the purported exercise of any Subscription Rights for which the Rights Exercise Form and/or payment includes defects or irregularities.

Rights Exercise Forms shall be deemed not to have been properly completed until all irregularities have been waived or cured within such time as the Debtors determine in their discretion reasonably exercised in good faith.  The Debtors reserve the right, but are under no obligation, to give notice to any Eligible Holder regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such Eligible Holder and the Debtors may, but are under no obligation, to permit such defect or irregularity to be cured; provided, however, that none of the Debtors (including any of its respective officers, directors, employees, agents or advisors), the Subscription Agent, or Investor shall incur any liability for failure to give such notification.

The Debtors, with the approval of the Bankruptcy Court, and in consultation with the Investor, may (i) extend the duration of the Rights Offering or adopt additional detailed procedures to more efficiently administer the distribution and exercise of the Subscription Rights; and (ii) make such other changes to the Rights Offering including which creditors constitute Eligible Holders.

Funds

The payments made to acquire New Preferred Stock pursuant to the Rights Offering (the “Rights Offering Funds”) shall be deposited when made and held by the Subscription Agent in escrow pending the Effective Date in an account or accounts (a) which shall be separate and apart from the Subscription Agent’s general operating funds and any other funds subject to any lien or any cash collateral arrangements and (b) which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date.  The Subscription Agent shall not use the Rights Offering Funds for any purpose other than to release the funds as directed by the Debtors on the Effective Date and shall not encumber or permit the Rights Offering Funds to be encumbered by any lien or similar encumbrance.  No interest will be paid to Participating Holders on account of any amounts paid in connection with their exercise of Subscription Rights under any circumstances.

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All exercises of Subscription Rights are subject to and conditioned upon confirmation of the Plan and the occurrence of the Effective Date of the Plan.  In the event the current Plan is not confirmed and consummated, any payment of the Subscription Purchase Price made to and held by the Subscription Agent will be promptly refunded, without interest, to each respective Participating Holder.

Notwithstanding anything to the contrary herein, the Investor shall make all payments in connection with the Rights Offering Unsubscribed Shares directly to the Company on the Effective Date pursuant to the terms and conditions of the Investment Agreement.

Participating Holder Release

Upon the Effective Date of the Plan, each Participating Holder shall be deemed by virtue of its election to exercise Subscription Rights, to have waived and released, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Company, Reorganized Reddy Holdings and Reorganized Reddy Corp., the Debtors, the Investor and the Subscription Agent, and each of their respective affiliates, officers, directors, counsel and advisors arising out of or related to the receipt, delivery, disbursements, calculations, transmission or segregation of cash, Subscription Rights and shares of New Preferred Stock in connection with the Rights Offering, except to the extent such claims arise from bad faith, gross negligence or willful misconduct.

5.                                      Stockholders Agreement

The New Preferred Stock will be issued to the Participating Holders without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 1145 of the Bankruptcy Code.  The Unsubscribed Shares will be issued to the Investor without registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act

On the Effective Date, the Reorganized Company shall enter into a Stockholders Agreement (the “Stockholders Agreement”) with the Investor and certain other holders (the “Stockholders”) of shares of New Common Stock and New Preferred Stock.

Pursuant to the Stockholders Agreement, Courage Capital Management LLC and each holder of New Common Stock or New Preferred Stock representing at least 5% of the New Common Stock (including the New Preferred Stock on and as converted basis, voting as a single class) that elects to join the Stockholders Agreement (collectively the “Stockholder Parties”) and Centerbridge will vote their shares of New Common Stock and New Preferred Stock in favor of five members of the seven member board of directors of reorganized Reddy Holdings that are appointed by Centerbridge, one member that is appointed by Courage Capital Management LLC and one member that is the Chief Executive Officer of Reddy Holdings.  In addition, the Stockholders Agreement will provide, among other things, that (i) the Stockholder Parties have preemptive rights with respect to equity issuances by reorganized Reddy Holdings in which Centerbridge participates, piggy-back registration rights with respect to registrations of reorganized Reddy Holdings’ capital stock, and certain information rights, (ii) Centerbridge has unlimited demand rights, and the Stockholder Parties, collectively, have one demand right, to

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cause reorganized Reddy Holdings to register shares of their capital stock, (iii) the Stockholder Parties will have tag-along rights with respect to sales of reorganized Reddy Holdings’ capital stock by Centerbridge and (iv) from and after the fifth anniversary of the effective date of the Plan of Reorganization, the holders of a majority of the then outstanding shares of New Preferred Stock held by the Stockholder Parties will have the right to cause reorganized Reddy Holdings to pursue a sale of reorganized Reddy Holdings.  In addition, the Stockholders Agreement will impose transfer restrictions on the Stockholder Parties, including generally prohibiting (subject to certain customary exceptions) transfers of shares of Reddy Holdings’ capital stock by the Stockholder Parties without the approval of the reorganized Reddy Holdings’ board of directors and requiring the Stockholder Parties to cooperate with a sale of reorganized Reddy Holdings that is initiated by Centerbridge or by the holders of a majority of the New Preferred Stock.

Please refer to the Disclosure Statement and the Plan for a more detailed discussion regarding the issuance of the New Preferred Stock.

6.                                      Transfer Restriction

The Subscription Rights will not be transferable and will not be listed or quoted on any public or over-the-counter exchange or quotation system.  Only Eligible Holders that are entitled to exercise such Subscription Rights on the Record Date and Subscription Nominees of such Eligible Holders may submit completed Rights Exercise Forms.  Fractional shares shall not be issued; rather, the number of shares of New Preferred Stock available for purchase shall be rounded down to the nearest whole number, and no compensation shall be paid in cash in respect of such fractional shares.  Each Subscription Right can be exercised for one share of New Preferred Stock.

7.                                      Rights Offering Conditioned Upon Confirmation of the Plan; Reservation of Subscription Rights; Investor Election

All exercises of Subscription Rights are subject to and conditioned upon the confirmation of the Plan and the occurrence of the Effective Date of the Plan.  Notwithstanding anything to the contrary contained herein, the Disclosure Statement or the Plan, the Debtors reserve the right, in consultation with the Investor, to modify these procedures or adopt additional detailed procedures if necessary in the Debtors’ business judgment to more efficiently administer the distribution and exercise of the Subscription Rights or comply with applicable law.

The Investment Agreement provides as follows.  Upon the request of the Company, the Investor may elect, in its sole discretion, to waive the conditions set forth in Section 6.1(l) and Section 6.1(m) of the Investment Agreement and to consummate the Initial Closing (subject to the satisfaction (or waiver by the applicable party) of certain other conditions); provided, that (i) at such Initial Closing, on the terms, subject to the conditions and limitations, and in reliance on the representations and warranties, set forth in the Investment Agreement (including the entry of the Confirmation Order by the Bankruptcy Court and the Confirmation Order becoming a Final Order), the Investor shall purchase, and the Company shall sell and issue to the Investor, for an aggregate purchase price equal to $17,500,000, all of the Rights Offering Shares and (ii) concurrently with or promptly thereafter, the Company shall commence and effectuate the Rights Offering in accordance with the Rights Offering Procedures and the Rights Offering Order as if

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the Company had not first issued or sold such offered Rights Offering Shares to the Investor.  In the event that any Eligible Holder duly and properly exercises their Rights in accordance with the Rights Offering Procedures and purchases their respective Rights Offering Shares in the Rights Offering, then the Company shall repurchase and redeem, at a price per share equal to the Exercise Price, a corresponding amount of Rights Offering Shares acquired by the Investor pursuant to Section 1.1(g) and such repurchased shares shall be retired and cancelled without any further action by the Investor or the Company (other than the payment by the Company of such repurchase price and the delivery by the Investor of any share certificates, if applicable).

8.                                      Inquiries and Transmittal of Documents; Subscription Agent

Questions relating to these procedures, properly completing the Rights Exercise Form or any of the requirements for exercising Subscription Rights or otherwise participate in the Rights Offering, should be directed to the Subscription Agent at:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

All documents relating to the Rights Offering are available from the Subscription Agent as set forth herein.  In addition, such documents, together with all papers filed in these chapter 11 cases, are available on the Debtors’ restructuring website (http://www.kccllc.net/ReddyIce) free of charge.

These procedures and the subscription instructions should be read carefully and must be strictly followed.  The risk of non-delivery of any documents sent or payments remitted to the Subscription Agent in connection with the exercise of Subscription Rights lies solely with Eligible Holders, and shall not fall on The Debtors, Reorganized Debtors or any of their respective officers, directors, employees, agents or advisors, including the Subscription Agent, under any circumstance whatsoever.

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re: REDDY ICE HOLDINGS, INC. and REDDY ICE CORPORATION, Debtors.	§ § § § § §	Case No.: 12-32349 Chapter 11 Joint Administration Pending

INSTRUCTIONS TO RIGHTS EXERCISE FORM
IN CONNECTION WITH THE DEBTORS’ JOINT PLAN OF REORGANIZATION OF
REDDY ICE HOLDINGS, INC. AND REDDY ICE CORPORATION

RIGHTS OFFERING DEADLINE

The Deadline for Exercise of Rights is [     ]:00 p.m. Eastern Time
on [         ], 2012 (the “Rights Offering Deadline”).
Please leave sufficient time for your Rights Exercise Form
to reach your Nominee and be processed.

To Holders of Second Lien Notes Claims (included in Class 3A Second Lien Notes Claims):

On April [      ], 2012, Reddy Ice Holdings, Inc. and Reddy Ice Corporation, as debtors and debtors in possession (collectively, the “Debtors” or the “Company”) filed the Debtors’ Joint Plan of Reorganization of Reddy Ice Holdings and Reddy Ice Corporation (as it may be amended, modified, or supplemented from time to time, the “Plan”) and the Debtors’ Join Plan of Reorganization of Reddy Ice Holdings and Reddy Ice Corporation (as it may be amended, modified, or supplemented from time to time, the “Disclosure Statement”).  Pursuant to the Plan, each Holder of a Second Lien Notes Claim as of [         ], 2012 (the “Record Date”) has the right to subscribe for New Preferred Stock based on such Holder’s Rights Participation Claim Amount (as described in Item 2 of the Rights Exercise Form).  For a complete description of the Rights Offering, see the accompanying Rights Offering Procedures (the “Rights Offering Procedures”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.  Copies of the Plan and Disclosure Statement and related documents describing the Rights Offering can be obtained by going on the Debtors’ restructuring website (http://www.kccllc.net/ReddyIce) free of charge.

You have received the attached Rights Exercise Form because you are a beneficial holder of Reddy Corp’s 13.25% Senior Secured Second Lien Notes due 2015 pursuant to the Second Lien Notes Indenture (the “Second Lien Notes”).  Please utilize the attached Rights Exercise Form to execute your election.  To elect to participate in the Rights Offering, you must complete and return the attached Rights Exercise Form, together with your full payment for the exercise of such Subscription Rights, to your bank, broker or other nominee (each of the foregoing, a “Nominee”) (or otherwise follow the instructions of your Nominee) with sufficient time for your instructions to be processed and delivered by your nominee to Kurtzman Carson Consultants LLC (the “Subscription Agent”) on or before the Rights Offering Deadline set forth above.  Your Rights Exercise Form will be processed by your Nominee in accordance with its established procedures.

Questions. If you have any questions about this Rights Exercise Form or the exercise procedures described herein, please contact the Subscription Agent at (877) 833-4150.

Your Nominee must process any subscription to be made on your behalf by the Rights Offering Deadline or the exercise shall be void and your Subscription Rights will terminate and be cancelled.

To purchase New Preferred Stock pursuant to the Rights Offering:

1.                                       Insert the principal amount of Second Lien Notes you hold in Item 1.  If you have any questions about the amount of Second Lien Notes held by you, please contact your Nominee.

2.                                       Complete the calculation in Item 2a.

3.                                       Complete Item 2b, indicating the whole number of Subscription Rights which you wish to exercise.

4.                                       Complete Item 3, confirming whether you are an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

5.                                       Read and Complete the certification in Item 4.

6.                                       Return the Rights Exercise Form in the pre-addressed envelope to your Nominee (or otherwise follow the instructions of your Nominee) in sufficient time for your instructions to be processed by your Nominee on or before the Rights Offering Deadline.

Before exercising any Subscription Rights you should read the Disclosure Statement, including the section entitled “Risks Factors” and the valuation of the Reorganized Debtors contained therein.

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RIGHTS EXERCISE FORM
FOR RIGHTS OFFERING IN CONNECTION WITH THE DEBTORS’ JOINT PLAN OF REORGANIZATION OF REDDY ICE HOLDINGS AND REDDY ICE CORPORATION

RIGHTS OFFERING DEADLINE

The Rights Offering Deadline for Exercise of Subscription Rights is [       ] p.m. Eastern
on [       ], 2012.
Please leave sufficient time for your Rights Exercise Form
to reach your Nominee and be processed.

Please consult the Rights Offering Procedures for additional information with respect to this Rights Exercise Form.

Item 1. Amount of Second Lien Notes.  I certify that, as of the Record Date of [            ], 2012, I held Second Lien Notes in the following principal amount (upon stated maturity) (insert amount in box below) or that I am the authorized signatory of that beneficial owner.  (If a Nominee holds your Second Lien Notes on your behalf and you do not know the principal amount, please contact your Nominee immediately).  For purposes of this Rights Exercise Form, do not adjust the principal (face) amount for any accrued or unmatured interest or any accretion factor.  Accrued prepetition interest is accounted for in the multiplier set forth in Item 2a below.

$

Item 2. Rights. Pursuant to the Plan and the accompanying Rights Offering Procedures, each Eligible Holder is entitled to participate in the Rights Offering based upon its “Rights Participation Claim Amount.”  To subscribe, fill out Items 2a and 2b below and read and complete Items 3 and 4 below.

2a. Calculation of Maximum Number of Shares of New Preferred Stock.(1)  The maximum number of shares of New Preferred Stock for which you may subscribe is calculated as follows:

	X	[ ]	=
(Insert Principal Amount from Item 1 above)				(Maximum Number of Preferred Stock) Round down to Nearest Whole Number

2b. Exercise Amount. By filling in the following blanks, you are indicating that you are interested in purchasing the number of shares of New Preferred Stock specified below (specify a whole number of shares of New Preferred Stock not greater than the figure in Item 2a), at a price of $7.1377853 per share, on the terms of and

(1)          To be completed as of the Record Date.

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subject to the conditions set forth in the Rights Offering Procedures.

	X	$7.1377853	=	$
(Indicate number of shares of New Preferred Stock you elect to purchase)					Total Exercise Price

Payment for the underlying New Preferred Stock with respect to the Subscription Rights is due no later than one (1) Business Day after the Rights Offering Deadline, to be made in accordance with the instructions contained in the Rights Offering Procedures.  If, for any reason, the Subscription Agent does not receive both a duly-completed Rights Exercise Form and payment of the Total Exercise Price before the Rights Offering Deadline from or on behalf of an Eligible Holder, such Eligible Holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

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Item 4. Certification.  I certify that (i) I am the holder, or the authorized signatory of the holder, of the amount of Second Lien Notes listed under Item 1 above, (ii) I have received a copy of the Plan and the Disclosure Statement and (iii) I understand that the exercise of rights is subject to all the terms and conditions set forth in the Disclosure Statement and Plan.  This certification is not an admission as to the ultimate allowed amount of such Claim.

By returning this Rights Exercise Form, I hereby certify that (A) I am the Eligible Holder, or the authorized signatory of an Eligible Holder, of the Claim identified in Item 1 as of the Record Date; (B) I agree, or such Eligible Holder agrees, to be bound by all the terms and conditions described in the instructions and as set forth in this Rights Exercise Form; (C) I have, or such Eligible Holder has, received a copy of the Disclosure Statement (including the exhibits thereto) and understand that the exercise of this Rights Exercise Form pursuant to the Rights Offering is subject to all the terms and conditions set forth therein and in the accompanying documents.

By returning this Rights Exercise Form, I further certify that I recognize and understand that the Subscription Rights are not transferable.  Furthermore, I acknowledge that the Subscription Rights can only be exercised by an Eligible Holder.

I acknowledge that by executing this Rights Exercise Form that the undersigned holder will be bound to pay for the New Preferred Stock that it has subscribed for pursuant to the instructions that will be set forth in a separate notice and that the undersigned holder may be liable to the Debtors to the extent of any nonpayment.

Date: , 2012

Name of Holder:
(Print or Type)
Social Security or Federal Tax I.D. No.:
(Optional)

Signature:

Name of Person Signing:
(If other than holder)

Title (if corporation, partnership or LLC):

Street Address:

City, State, Zip Code:

Telephone Number:

THIS FORM SHOULD BE RETURNED ONLY TO YOUR NOMINEE.

DO NOT RETURN TO THE SUBSCRIPTION AGENT.

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Execution Copy

Exhibit D

REDDY ICE HOLDINGS, INC.

CERTAIN POST-RESTRUCTURING EQUITY TERMS

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Investment Agreement to which this term sheet is attached as an Exhibit.

STOCKHOLDERS AGREEMENT; PARTIES

In connection with the Initial Closing, the Company shall enter into a Stockholders Agreement (the “Stockholders Agreement”) with (a) the Investor, (b) Courage Capital Management, LLC (“Courage”), for so long as it holds either Shares representing at least 5% of the New Common Stock (including Series A Preferred on an as converted basis) or 50% of the Shares acquired by it in the Plan, and (c) each other holder of Shares representing at least 5% of the New Common Stock (including Series A Preferred on an as converted basis) that elects to become a party to the Stockholders Agreement pursuant to the Plan (collectively with the Investor and Courage, the “Stockholder Parties”).

PREEMPTIVE RIGHTS

Subject to customary exceptions, if, after the Effective Date, the Company or any Subsidiary of the Company issues New Common Stock or Series A Preferred (collectively, the “Shares”) or other equity securities (or any options, warrants or other securities (including debt securities) that are convertible into, or exchangeable or exercisable for, Shares or other equity securities) and the Investor (or its Affiliates or Related Funds) participates in such issuance, then each other Stockholder Party shall be entitled to participate in such issuance on a pro rata basis.

TRANSFER RESTRICTIONS

Subject to certain customary exceptions for transfers to Affiliates, Related Funds and family members (“Permitted Transfers”), and except for transfers made pursuant to Tag-Along rights and Drag-Along obligations, prior to the date that is the earlier to occur of (i) a Sale of the Company and (ii) an IPO, no Stockholder Party (other than the Investor or its Affiliates and Related Funds) may transfer any Shares without the prior approval of the Board, and any such transfers so approved by the Board will be subject to securities law compliance, regulatory restrictions, restrictions on transfers to competitors and certain other reasonable restrictions designed to keep the Company from being required to be a public reporting company prior to an initial registered public offering.

TAG-ALONG RIGHTS

Prior to the date that is the earlier to occur of (i) a Sale of the Company and (ii) satisfaction of the Qualified IPO Condition, in connection with any transfer by the Investor (or its Affiliates or Related Funds) of any Shares to a purchaser (other than a transfer that constitutes a Permitted Transfer) (a “Tag-Along Sale”), each other Stockholder Party (collectively, the “Tag-Along Stockholders”) shall have the option to include in such Tag-Along Sale a corresponding percentage of the Shares owned by such Tag-Along Stockholder.

Tag-Along Stockholders shall receive the same amount of consideration per Share that is being paid to the Investor in connection with the Tag-Along Sale and shall otherwise participate on the same terms and conditions as the Investor (in each case, subject to any differences between the Series A Preferred and the New Common Stock to take into account any liquidation preference).  No Tag-Along Stockholder shall be liable for any indemnification, or be required to participate in any escrow arrangement, relating to the Tag-Along Sale in excess of the amount of proceeds payable to such Tag-Along Stockholder in connection with such Tag-Along Sale (or in an amount that is disproportionate to the Investor or the other Tag-Along Stockholders, other than with respect to representations, warranties or covenants that are individual to such Tag-Along Stockholder).

DRAG-ALONG

Subject to customary limitations and conditions, in the event that, prior to satisfaction of the Qualified IPO Condition, the Investor holds Shares representing at least 50% of the New Common Stock (including Series A Preferred on an as converted basis but excluding the Equity Plan (as defined below)) and agrees to a Sale of the Company, upon the Investor’s request, all other Stockholder Parties (the “Dragged Stockholders”) shall be required to consent to, and raise no objection against, such Sale of the Company, and to reasonably cooperate with the Investor in the negotiation, documentation and consummation of such Sale of the Company, which may include (x) selling a percentage of such Dragged Stockholder’s Shares to the purchaser in such Sale of the Company corresponding to the aggregate percentage of the Shares held by the Investor that are proposed to be included in such Sale of the Company at the per Share price negotiated by and applicable to the Investor and (y) signing all documents reasonably necessary to consummate such Sale of the Company.

Dragged Stockholders shall receive the same amount of consideration per Share that is being paid to the Investor in connection with the Sale of the Company and shall otherwise participate on the same terms and conditions as the Investor (in each case, subject to any differences between the Series A Preferred and the New Common Stock to take into account any liquidation value).  No Dragged Stockholder shall be liable for any indemnification, or be required to participate in any escrow arrangement, relating to the Sale of the Company in excess of the amount of proceeds payable to such Dragged Stockholder in connection with such Sale of the Company (or in an amount that is disproportionate to the Investor or the other Dragged Stockholders, other than with respect to representations, warranties or covenants that are individual to such Dragged Stockholder).

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SERIES A COMPANY SALE

On and after the fifth anniversary of the Effective Date, the holders of a majority of the then outstanding shares of Series A Preferred held by the Stockholder Parties shall have the right, at any time, to require the Company to undertake a process to seek to consummate, and to consummate, a Sale of the Company.

REGISTRATION RIGHTS

Each Stockholder Party will have the right to participate on a pro rata basis in registered public offerings initiated by the Company or the Investor (which shall have demand registration rights) or the other Stockholder Parties (which shall have one demand registration right, exercisable, following the first anniversary of an IPO, by such other Stockholder Parties representing the lesser of (i) 10% of the Shares and (ii) 50% of the Shares held by such other Stockholder Parties), in each case, subject to underwriter cutbacks, lockups and other customary exceptions or limitations; provided that the in the event of a primary offering by the Company, underwriter cutbacks shall apply first to such piggyback shares.

BOARD REPRESENTATION

Effective upon the Initial Closing and until an IPO shall have occurred, the Company’s board of directors (the “Board”) shall consist of seven directors, (i) five of whom shall be designated by the Investor, and one of whom, for a period of one year following the Effective Date, shall be a member of the Company’s existing board of directors acceptable to the Investor in its sole discretion, (ii) one of whom shall be designated by Courage, for so long as it continues to hold at least 50% of the Shares acquired by it in the Plan (and if such condition fails to be satisfied, such director will resign and its replacement will be designated by the Investor), and (iii) one of whom shall be the Chief Executive Officer of the Company.  The Stockholders Agreement will contain a customary voting agreement obligating each Stockholder Party to vote its Shares for these designees.  Each member of the Board shall be reimbursed for reasonable expenses incurred in the performance of his or her duties as a director.

MANAGEMENT/ INDEPENDENT BOARD MEMBER EQUITY

The Company will establish, for the benefit of members of the Board (other than members of the Board that are employed by any of the Stockholder Parties) and members of senior management of the Company and its Subsidiaries, an incentive equity plan (the “Equity Plan”) that shall provide for the authorization of up to 15.0% of the New Common Stock, on a fully diluted basis, allocable, in the discretion of the Board following the consummation of the Plan, on terms and subject to conditions acceptable to the Board and to the Investor, which are expected initially to take the form of options having an exercise price equal to or greater than fair market value (and initially equal to or greater than the Exercise Price).

AFFILIATE TRANSACTIONS

The Company will not enter into any transactions with the Investor other than (i) the Advisory Agreement, (ii) transactions that, in the judgment of a majority of the directors not affiliated with the Investor, are at least as favorable to the Company and its subsidiaries as could be obtained from an independent third party and (iii) securities offerings in which the “Preemptive Rights” apply.

3

INFORMATION RIGHTS

Each Stockholder Party will have the right to receive (i) audited financial statements as soon as reasonably practicable, to the extent these will otherwise be prepared (and unaudited annual financial statements to the extent audited financial statements are not prepared) and (ii) quarterly unaudited financial statements as soon as reasonably practicable.

ADVISORY AGREEMENT

The Company (or one of its Subsidiaries) will enter into a customary advisory agreement with the Investor (the “Advisory Agreement”) providing for reimbursement of its reasonable expenses and containing customary indemnification provisions. The Advisory Agreement will not provide for any monitoring, financing, transaction or other fees.

AMENDMENTS

Any amendments to the Stockholders Agreement will require approval of Stockholder Parties representing more than 50% of the votes represented by then-issued and outstanding Shares (voting as a single class, including Series A Preferred on an as converted basis and any super-voting or other preferred shares or “golden share” issued to the Investor (in all cases, in accordance with and subject to terms of the Agreement and the Plan) prior to the Acquisition Closing or Equitization Closing, as applicable).  Notwithstanding the foregoing, any amendment to the provisions of the Stockholders Agreement adversely affecting (a) Courage in the definition of Stockholder Party or under “Board Representation” shall require the approval of Courage and (b) any rights granted to the Stockholder Parties shall require the approval of adversely affected Stockholder Parties holding Shares representing more than 50% of the Shares held by such Stockholder Parties.  In addition, no amendment of the Stockholders Agreement that would adversely affect the rights or increase the obligations or liabilities of any Stockholder Party set forth in the Stockholders Agreement in a manner that is disproportionate from the other Stockholder Parties (other than in proportion to the number and relative preferences of Shares) shall be effective without the written consent of such affected Stockholder Party.

4

SALE OF THE COMPANY

“Sale of the Company” means (i) any arms’ length transaction or series of related transactions (whether pursuant to an equity issuance, transfer of equity, merger or otherwise) that results in any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Investor or any of its Affiliates or Related Funds) acquiring Shares that represent more than 50% of the combined voting power of the then outstanding Shares or other voting securities of the Company or (ii) any arms’ length transaction or series of related transactions (whether pursuant to an equity issuance, transfer of equity, merger or otherwise) that results in a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis (other than to an entity with respect to which, following such sale or other disposition, at least 50% of the combined voting power of the then outstanding voting securities of such entity is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of the Shares immediately prior to such sale or other disposition); provided that, in the case of clause (i) above, such transaction shall only constitute a Sale of the Company if it results in the Investor ceasing to have the power (whether by ownership of voting securities, contractual right or otherwise) collectively to elect a majority of the Board.

IPO/QUALIFIED IPO CONDITION

“IPO” means an initial public offering, following the Effective Date, of the New Common stock pursuant to an offering registered under the Securities Act, other than any such offerings that are registered on Form S-4 or Form S-8 under the Securities Act.

“Qualified IPO Condition” means the earlier to occur of:

(a)          an IPO in which (i) the aggregate price paid by the public (after giving effect to underwriter discounts and commissions) for such shares shall be at least (A) $75,000,000, if occurring prior to the closing of the Arctic Acquisition or (B) $100,000,000, if occurring following the closing of the Arctic Acquisition, and (ii) the price per share paid by the public (after giving effect to underwriter discounts and commissions) for such shares shall be at least 200% of the Exercise Price (subject to adjustments for splits, recapitalizations and similar events); and

(b)         the first date following an IPO on which (i) the aggregate value of the “public float” of the New Common Stock shall be at least (A) $75,000,000, if occurring prior to the closing of the Arctic Acquisition or (B) $100,000,000, if occurring following the closing of the Arctic Acquisition, and (ii) the public price per share of New Common Stock shall be at least 200% of the Exercise Price (subject to adjustments for splits, recapitalizations and similar events), in the case of each of (A) and (B), determined by the price of the last reported trade, on at least twenty (20) trading days (whether consecutive or not) in a period of thirty (30) consecutive trading days.

5

Exhibit E

See Exhibit 99.4.

Exhibit F

Reorganized Reddy Ice Corporation
Reorganized Reddy Ice Holdings
Senior Secured First-Out Revolving Credit Facility(1)

This term sheet sets forth the changes to the terms of the Pre-Petition Credit Agreement that will be implemented in connection with the Exit Facility.

Borrower:

Reddy Ice Corporation, a Nevada corporation (the “Borrower”), reorganized pursuant to a prepackaged case (the “Borrower’s Case”) filed under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) (the “Bankruptcy Court”).

Guarantors:

The obligations of the Borrower shall be guaranteed by Reddy Ice Holdings, Inc. (“Holdings”) and each of Holdings’ and Borrower’s direct and indirect subsidiaries (each, a “Guarantor” and collectively the “Guarantors”), each reorganized pursuant a prepackaged case (collectively, the “Guarantors’ Cases” and, together with the Debtor’s Case, the “Cases”) filed under the Bankruptcy Code in the Bankruptcy Court.  The obligations also shall be guaranteed by any entity acquired by Holdings or Borrower pursuant to the proposed acquisition of Arctic Glacier Income Fund and its affiliates, and any other acquisitions (and all such entities shall immediately upon the acquisition thereof become “Guarantors” under the Exit Facility).

Administrative Agent:	Macquarie Bank Limited (the “Administrative Agent”)

Lenders:	Macquarie Bank Limited, and other parties to the Facility (as defined herein) from time (collectively, the “Lenders”)

Facility:	A first lien, first-out revolving credit facility (the “Exit Facility”) with an aggregate commitment of $50,000,000.

Fees:

The Exit Facility shall include (without limitation) a servicing fee, make-whole provisions and an anniversary fee (the “Anniversary Fee”), on the same terms and as set forth in the Letter Agreement between Borrower and Administrative Agent dated

(1)          Capitalized terms used but not defined herein have the meanings ascribed thereto in the DIP Facility as defined in the Commitment Letter dated as of April 10, 2012.

October 22, 2010 (as amended), beginning with the Anniversary Fee Amount of 1.50% due on October 22, 2012.

The Exit Facility shall also include (without limitation) the Applicable Prepayment Premium (as provided in the letter agreement between Borrower and Administrative Agent dated September 15, 2011), provided that the definition of Applicable Prepayment Premium will be revised to read:  “as of any date of determination, (a) from now until December 31, 2012, an amount equal to (i) 1.0% of the total amount of the Commitment reduced or terminated, plus (ii) 50% of all the Anniversary Fees that would have been payable on the Commitment Amount reduced or terminated, (b) from January 1, 2013 until January 1, 2014, an amount equal to 1.0% of the total amount of the Commitment reduced or terminated, and (c) thereafter, zero.”

Interest Rates:

The interest rates under the Exit Facility will be: LIBOR + 700 basis points, or, at the Borrower’s election, ABR + 600 basis points.

The Borrower may elect interest periods of 1, 2, 3 or 6 months for LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days) and interest shall be payable monthly.

ABR is the Alternate Base Rate, which is the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (ii) the rate of interest per annum publicly announced from time to time by the Administrative Agent in New York as its prime rate, and (iii) LIBOR (after giving effect to the LIBOR floor) for an interest period of one-month beginning on such day plus 1.0%; provided that the Base Rate shall be deemed to be not less than 2.50% per annum.

LIBOR will at all times include statutory reserves.

The LIBOR floor shall be 150 basis points.

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Maturity:	The earliest of (x) October 22, 2014, and (y) the maturity date (whether by acceleration or otherwise) of the obligations under the Pre-Petition Note Agreements.

Priority and Liens:

All obligations and all guarantees in connection with the Exit Facility (including any cash management obligations) shall at all times be secured by a perfected first priority lien on all tangible and intangible property of the Borrower and Guarantors, including without limitation, all inventory, accounts receivable, general intangibles, chattel paper, owned real estate, real property leaseholds, fixtures and machinery and equipment, deposit accounts, patents, copyrights, trademarks, tradenames, rights under license agreements and other intellectual property and capital stock of subsidiaries of the Borrower and Guarantors and other investment property, whether now existing or in the future created, and including all proceeds and products of any of the foregoing.

Conditions Precedent to Initial Borrowing:

(a) The definitive documentation in respect of the Exit Facility shall have been executed and delivered by the parties thereto and shall be substantially similar to the Pre-Petition Loan Documents, as amended, provided, that:

(i) thresholds and baskets will be adjusted as required by the Administrative Agent to reflect the Borrower’s reorganized capital structure;

(ii) financial ratios and test (but not the financial covenants) will be adjusted as required by the Administrative Agent to reflect the Borrower’s reorganized capital structure;

(iii) the maximum commitment amount shall be $50,000,000; and

(iv) any intercreditor agreement required by the Administrative Agent shall be in form and substance acceptable to the Administrative Agent and on market terms; provided, that an intercreditor agreement relating to the obligations under the Pre-Petition First First Lien Note Agreement (to the extent such obligations remain outstanding upon the effectiveness of the Exit Facility) that is the

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same form and substance as the First Lien Intercreditor Agreement (as such term is defined in the Pre-Petition Credit Agreement) shall be acceptable to the Administrative Agent.

(b) With respect to the cases:

(i) the Bankruptcy Court shall have entered the Approved Confirmation Order;

(ii) the Approved Reorganization Plan shall have been consummated; and

(iii) the Approved Reorganization Plan shall not have been revoked or withdrawn.

(c) After giving pro forma effect to the Approved Reorganization Plan and the borrowing of the loans under the Exit Facility on the closing date thereof:

(i) the Exit Facility shall have at least $7,500,000 available to be borrowed thereunder;

(ii) EBITDA (as defined in the Pre-Petition Credit Agreement) for the last twelve-month period shall be not less than $38,000,000;

(iii) the Borrower shall have received net proceeds of at least $25,000,000 from (i) the Sponsor (as defined in the Plan Support Agreement) and (ii) any holders of notes under the Pre-Petition Second-Lien Note Agreement, in the form of an equity contribution available to the Borrower for general corporate purposes; and

(iv) the aggregate principal amount of any Indebtedness (including any commitments to provide Indebtedness) of the Borrower and the Guarantors in effect upon the effectiveness of the Exit Facility shall not exceed the Exit Facility plus (x) with respect to the holdco notes, an amount and on terms (including, but not limited to, interest rate and maturity date) that are mutually agreed to by the Administrative Agent and the Borrower; provided, that (A) the aggregate amount of holdco notes outstanding shall not exceed

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$11,700,000 at any one time, (B) the holdco notes shall have a maturity date to be agreed, and (C) the holdco notes shall at all times remain unsecured obligations without any covenants, and (y) $300,000,000 in respect of obligations under the Pre-Petition First Lien Note Agreement (such obligations to be payable at an interest rate to be not more than 11.25% per annum and subject to the same fees as in effect prior to the Petition Date), and the Borrower shall have provided to the Administrative Agent reasonably satisfactory support for the calculation of the aggregate amount of such Indebtedness.

Events of Default:

In addition to those included in the Pre-Petition Loan Documents, the Exit Facility shall include events of default relating to (a) the Sponsor’s failure to own voting securities of Holdings in an amount greater than 51% and failure to control a majority of the board of directors of Holdings; and (b) failure of the Sponsor (or its affiliates) to equitize (without any cash consideration paid or payable by the Borrower or any Guarantor and without any cash obligations of the Borrower or any Guarantor arising as a result thereof) its (or their) first lien obligations under the Pre-Petition Note Agreements in an amount of not less than $68,000,000 on or before December 31, 2012 unless prior to such date the Borrower and Guarantors shall have acquired substantially all of the assets of Arctic Glacier Income Fund (and its affiliates) in compliance with the terms of the Exit Facility.

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